Filed Pursuant to Rule 424(B)(5)
Registration No. 333-188040

PROSPECTUS SUPPLEMENT (to Prospectus dated April 30, 2013)

5,373,134 Shares

Customers Bancorp, Inc.

Voting Common Stock

We are offering to sell 5,373,134 shares of our Voting Common Stock, par value $1.00 per share, which includes up to 71,343 shares to certain of our officers and directors.

We have been approved to list our Voting Common Stock on the Nasdaq Global Select Market under the symbol “CUBI,” with trading to begin May 16, 2013. Our Voting Common Stock is currently traded in the over-the-counter market under the symbol “CUUU.” On May 15, 2013, the last reported sale price for our Voting Common Stock in the over-the-counter market was $16.61 per share.

Investing in our Voting Common Stock involves substantial risks. You should carefully consider the matters discussed under the section entitled “Risk Factors” beginning on page S-9 of this prospectus supplement.

These securities are not savings accounts, deposits or other obligations of a bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

	Per Share	Total
Public offering price	$16.75	$90,000,000
Underwriting discounts and commissions	$0.8375	$4,500,000
Proceeds before expenses to us	$15.9125	$85,500,000
Net proceeds after estimated expenses to us	$15.8055	$84,925,000

We have granted the underwriters an option, exercisable within 30 days of the date of this prospectus supplement, to purchase up to 805,970 additional shares of our Voting Common Stock at the initial public offering price, less the underwriting discounts and commissions, to cover over-allotments of shares of our Voting Common Stock, if any. If the underwriters exercise the over-allotment option in full, then the estimated net proceeds to us will be $97,750,000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of our Voting Common Stock to purchasers against payment on or about May 21, 2013.

FBR
Sterne Agee
Boenning & Scattergood, Inc.

The date of this prospectus supplement is May 15, 2013.

Prospectus Supplement

Prospectus

s-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our shares of Voting Common Stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in the accompanying prospectus), the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing our current state of affairs.

We have not authorized, and the underwriters have not authorized, anyone to provide you with information that is different from the information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering of shares of our Voting Common Stock. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering of shares of our Voting Common Stock is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or free writing prospectus, if any, or of any sale of our Voting Common Stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering of shares of our Voting Common Stock in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus supplement.

We are offering to sell, and seeking offers to buy, shares of our Voting Common Stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Voting Common Stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Voting Common Stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

All references in this prospectus supplement and the accompanying prospectus to “Customers Bancorp,” “Customers,” the “company,” “we,” “us,” “our,” or similar references refer to Customers Bancorp, Inc., and its subsidiaries on a consolidated basis, except where the context otherwise requires or as otherwise indicated.

s-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information that you should consider before deciding to invest in our Voting Common Stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section contained in this prospectus supplement and the accompanying prospectus, and our financial statements and the related notes and the other documents incorporated by reference herein, which are described under the heading “Incorporation of Certain Documents by Reference” in this prospectus supplement.

Customers Bancorp, Inc.

Customers Bancorp was incorporated in Pennsylvania in April 2010 to facilitate a reorganization into a bank holding company structure pursuant to which Customers Bank became a wholly-owned subsidiary of Customers Bancorp on September 17, 2011. Pursuant to the reorganization, all of the issued and outstanding shares of voting common stock, par value $1.00 per share, and Class B Non-Voting Common Stock, par value $1.00 per share, of Customers Bank were exchanged on a three-to-one basis for shares of voting common stock, par value $1.00 per share, or Voting Common Stock, and Class B Non-Voting Common Stock, par value $1.00 per share, respectively and which we refer to collectively as our common stock, of Customers Bancorp (i.e., each three shares of Customers Bank being exchanged for one share of Customers Bancorp). Customers Bank, which changed its name in 2010, was incorporated in 1994 and is a Pennsylvania state chartered bank and a member of the Federal Reserve System.

Customers Bancorp, through its wholly-owned subsidiary Customers Bank, provides financial products and services to small businesses, not-for-profits and consumers through its fourteen branches in Southeastern Pennsylvania (Bucks, Berks, Chester and Delaware Counties), Rye, New York (Westchester County) and Hamilton, New Jersey (Mercer County). Customers Bank also provides liquidity to the mortgage market nationwide through the operation of its mortgage warehouse lending business.

Our management team consists of experienced banking executives. The team is led by our Chairman and Chief Executive Officer Jay Sidhu, who joined Customers Bank in June 2009. Mr. Sidhu brings 36 years of banking experience, including 17 years as the Chief Executive Officer of Sovereign Bancorp, Inc. and Sovereign Bank and four years as Chairman of Sovereign Bancorp, Inc. and Sovereign Bank. In addition to Mr. Sidhu, most of the members of our current management team joined us following Mr. Sidhu’s arrival in 2009 and have extensive experience working together at Sovereign with Mr. Sidhu. This team has significant experience in building a banking organization, completing and integrating mergers and acquisitions, as well as developing existing valuable community and business relationships in our core markets.

Our principal executive offices are located at 1015 Penn Avenue, Suite 103, Wyomissing, Pennsylvania, 19610. Our telephone number is (610) 993-2000. Our Internet address is www.customersbank.com. Information on, or accessible through, our web site is not part of this prospectus supplement or the accompanying prospectus, other than documents that we file with the SEC that are incorporated herein or therein by reference.

The Offering

Voting Common Stock offered by us	5,373,134 shares

Option of underwriters to purchase additional shares of Voting Common Stock from us	We have granted the underwriters an option for a period of 30 days to purchase an additional 805,970 shares of Voting Common Stock.

Voting Common Stock to be outstanding after this offering	19,164,150 shares (19,970,120 if the underwriters’ option to purchase additional shares is exercised in full)(1)

Class B Non-Voting Common Stock to be outstanding after this offering	4,691,897 shares(1)

Voting and other rights of Voting Common Stock and Class B Non-Voting Common Stock	Our Voting Common Stock possesses all of the voting power for all matters requiring action by holders of our common stock, with certain limited exceptions. Our Class B Non-Voting Common Stock has no voting power except under limited circumstances as provided by law and our articles of incorporation. Our articles of incorporation provide that, except with respect to voting rights, the Voting Common Stock and Class B Non-Voting Common Stock are treated equally.

Use of proceeds	We intend to use the net proceeds from the sale of the shares in this offering to fund our organic growth and for working capital and other general corporate purposes. We may also use a portion of the net proceeds to pursue acquisitions in our current and prospective markets. See “Use of Proceeds.”

Dividend policy	We have never paid cash dividends on the shares of our common stock. We do not expect to declare or pay cash dividends on our common stock in the foreseeable future, rather we expect to retain all earnings to fund our growth and the growth of our subsidiaries and to maintain capital adequacy. See “Dividend Policy.”

Trading market for Voting Common Stock	Our Voting Common Stock is currently traded in the over-the-counter market under the symbol “CUUU.” On May 15, 2013, the last reported sales price for our Voting Common Stock in the over-the-counter market was $16.61 per share.

We have been approved to list our Voting Common Stock on the Nasdaq Global Select Market under the symbol “CUBI,” with trading to begin May 16, 2013.

Our Class B Non-Voting Common Stock is not traded on any exchange or in any market.

Regulatory ownership restrictions

We are a bank holding company. A holder of shares of our Voting Common Stock (or group of holders acting in concert) that (a) directly or indirectly owns, controls or has the power to vote more than 5% of the total voting power of the company, (b) directly or indirectly owns, controls or has the power to vote 10% or more of any class of voting securities of the company, (c) directly or indirectly owns, controls or has the power to vote 25% or more of the total equity of the company, or (d) is otherwise deemed to “control” the company through control of the company’s management and policies or otherwise under applicable regulatory standards, may be subject to important restrictions, such as prior regulatory notice or approval requirements and applicable provisions of the FDIC Statement of Policy on Qualifications for Failed Bank Acquisitions.

Risk factors	Investing in our Voting Common Stock involves risks. Please read the section entitled “Risk Factors” beginning on page S-9 of this prospectus supplement, as well as the risk factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, and in other reports and information that we file with the SEC from time to time, in each case as those risk factors are amended or supplemented by our subsequent filings with the SEC, for a discussion of various matters you should consider before making a decision to invest in our Voting Common Stock.

Except as otherwise noted, all information in this prospectus supplement assumes no exercise of the underwriters’ over-allotment option.

(1)	The shares of our Voting Common Stock and Class B Non-Voting Common Stock to be outstanding following this offering are based on 13,791,016 shares of Voting Common Stock and 4,691,897 shares of Class B Non-Voting Common Stock outstanding as of March 31, 2013.

Options to purchase an aggregate of 537,313 and 80,597 shares of Voting Common Stock and/or Class B Non-Voting Common Stock (or 617,910 and 92,687 shares if the underwriters’ over-allotment option is exercised in full), representing 10% and 1.5% of the number of shares offered in the offering will be granted to our Chief Executive Officer and Chief Operating Officer in connection with the completion of this offering pursuant to their existing employment agreements, respectively. The options will vest over five years from the date of grant (and the cost of which we will amortize over that five-year period), subject to a 50% increase in the value of the Company’s Voting Common Stock, and will have a term of 10 years. For additional information regarding these and other material terms of such officers’ employment agreements which provide for similar grants in connection with future capital raises or acquisitions, see “Grants of Plan-Based Awards” and “Officer Employment Agreements” beginning at pages 31 and 35, respectively, of our most recent Proxy Statement on Schedule 14A. No other options to purchase shares of our common stock will be granted in connection with the offering.

Unless otherwise indicated, information contained in this prospectus supplement regarding the number of shares of our common stock outstanding after this offering excludes:

•

Shares underlying awards issuable under our Bonus Recognition and Retention Program. The Bonus Recognition and Retention Program does not provide for a specific number of shares to be reserved under this formula-based plan. By its terms, the award of restricted stock units under this plan is limited by the amount of the cash bonuses paid to the participants in the plan. At March 31, 2013, 107,172 shares were issued under this plan, all of which were issued during 2012;

•	An aggregate of 5,196,515 shares of Voting Common Stock and 453,560 shares of Class B Non-Voting Common Stock as of March 31, 2013, comprising:

•

295,962 shares of Voting Common Stock and 211,640 shares of Class B Non-Voting Common Stock underlying restricted stock units awarded but not yet vested under our Amended and Restated 2004 Incentive Equity and Deferred Compensation Plan, as amended;

•

589,005 shares of Voting Common Stock and 81,036 shares of Class B Non-Voting Common Stock issuable upon exercise of outstanding warrants with exercise prices from $10.50 to $73.01 per share of which all were vested as of March 31, 2013;

•

1,843,005 shares of Voting Common Stock and 160,884 shares of Class B Non-Voting Common Stock issuable upon exercise of outstanding stock options under our 2010 Stock Option Plan and Amended and Restated 2004 Incentive Equity and Deferred Compensation Plan with a weighted average exercise price of $12.49 per share, of which 14,438 shares were vested as of March 31, 2013;

•

2,465,367 shares of Voting Common Stock reserved for future issuance under the 2010 Stock Option Plan and Amended and Restated 2004 Incentive Equity and Deferred Compensation Plan (excluding (i) the 2,511,491 shares issuable upon exercise of outstanding stock options and vesting of restricted stock units as noted above and (ii) the 15% limitation currently in place on the number of shares that can be awarded under the 2010 Stock Option Plan at any point in time); and

•	3,176 shares of Voting Common Stock issuable to directors as compensation for service as a director.

SELECTED FINANCIAL DATA

	As of or for the Quarter ended March 31,		As of or for the year ended December 31,
	2013	2012	2012	2011 (1)	2010 (2)	2009	2008
			(dollars in thousands, except per share information)
Interest income	$27,920	$18,636	$93,543	$61,245	$30,907	$13,486	$15,502
Interest expense	5,395	5,226	21,761	22,464	11,546	6,336	8,138
Net interest income	22,525	13,410	71,782	38,781	19,361	7,150	7,364
Provision for loan losses	1,100	1,800	16,271	9,450	10,397	11,778	611
Bargain purchase gains on acquisitions	0	0	0	0	40,254	0	0
Total non-interest income (loss), excluding bargain purchase gains and net gains (losses) on securities	6,115	3,523	22,213	10,693	4,302	807	11
Net gains (losses) on securities	0	209	9,017	2,731	1,114	236	(361)

Total non-interest expense	16,480	10,627	50,651	36,886	26,168	9,650	7,654

Income (loss) before taxes	11,060	4,715	36,090	5,869	28,466	(13,235)	(1,251)

Income tax expense (benefit)	3,871	1,603	12,272	1,835	4,731	—	(426)

Net income (loss)	7,189	3,112	23,818	4,034	23,735	(13,235)	(825)

Net income (loss) attributable to common shareholders	7,189	3,112	23,818	3,990	23,735	(13,235)	(825)
Basic earnings (loss) per share (3)	0.39	0.27	1.78	0.40	3.78	(10.98)	(1.23)
Diluted earnings (loss) per share (3)	0.38	0.27	1.73	0.39	3.69	(10.98)	(1.23)
At Period End
Total assets	$3,458,624	$1,975,592	$3,201,234	$2,077,532	$1,374,407	$349,760	$274,038
Cash and cash equivalents	181,140	90,824	186,016	73,570	238,724	68,807	6,295
Investment securities (4)	162,030	27,951	129,093	398,684	205,828	44,588	32,503
Loans held for sale (6)	1,359,817	175,868	1,439,889	174,999	199,970	0	0
Loans receivable not covered by Loss Sharing Agreements with the FDIC (5)	1,516,844	1,192,414	1,216,941	1,215,117	514,087	230,298	223,752
Allowance for loan losses	26,439	15,400	25,837	15,032	15,129	10,032	2,876
Loans receivable covered by Loss Sharing Agreements with the FDIC (5)	102,011	120,559	107,526	126,276	164,885	0	0
FDIC loss sharing receivable (5)	12,043	14,149	12,343	13,077	16,702	0	0
Demand, non-interest bearing	242,509	133,505	219,687	114,044	72,268	18,502	20,573
Savings	23,081	20,024	20,299	16,922	17,649	8,674	8,957
Demand, interest bearing	1,051,831	791,923	1,020,946	739,463	387,013	85,359	53,584

	As of or for the Quarter ended March 31,		As of or for the year ended December 31,
	2013	2012	2012	2011 (1)	2010 (2)	2009	2008
			(dollars in thousands, except per share information)
Time	1,218,405	858,738	1,179,886	712,760	768,760	201,392	154,728
Total Deposits	2,535,826	1,804,190	2,440,818	1,583,189	1,245,690	313,927	237,842
Borrowings	537,000	11,000	471,000	331,000	11,000	0	0
Shareholders’ equity	276,910	151,308	269,475	147,748	105,140	21,503	16,849
Tangible common equity (8)	273,224	149,101	265,786	144,043	105,140	21,503	15,869
Selected Ratios and Share Data
Return on average assets	0.98%	0.66%	1.02%	0.24%	3.40%	-4.69%	-0.30%
Return on average equity	10.63%	8.36%	12.69%	3.06%	41.29%	-65.35%	-4.98%
Book value per share (3)	$14.98	$13.33	$14.60	$13.02	$12.52	$11.68	$25.00
Tangible book value per common share (3)(8)	$14.45	$12.83	$14.40	$12.69	$12.52	$11.68	$23.54
Common shares outstanding (3)	18,909,939	11,625,633	18,459,502	11,347,683	8,398,014	1,840,902	673,693
Net interest margin	3.26%	3.00%	3.26%	2.47%	2.76%	2.62%	2.82%
Equity to assets	8.01%	7.66%	8.42%	7.11%	7.65%	6.14%	6.15%
Tangible common equity to tangible assets (8)	7.91%	7.56%	8.31%	6.95%	7.65%	6.14%	5.79%
Tier 1 leverage ratio – Customers Bank	8.99%	7.46%	7.74%	7.11%	8.67%	6.68%	6.21%
Tier 1 leverage ratio – Customers Bancorp	9.16%	7.72%	9.30%	7.37%	n/a	n/a	n/a
Tier 1 risk-based capital ratio – Customers Bank	9.43%	10.46%	8.50%	9.66%	19.65%	9.76%	7.87%
Tier 1 risk-based capital ratio – Customers Bancorp	9.63%	10.81%	10.23%	10.01%	n/a	n/a	n/a
Total risk-based capital ratio – Customers Bank	10.39%	11.66%	9.53%	10.78%	21.14%	11.77%	10.50%
Total risk-based capital ratio – Customers Bancorp	10.59%	12.01%	11.26%	11.13%	n/a	n/a	n/a

Asset Quality – Non-covered Assets (5)
Non-performing loans	$21,427	$27,660	$22,347	$29,633	$22,242	$10,341	$4,387
Non-performing loans to total non-covered loans	1.41%	2.32%	1.84%	2.44%	4.33%	4.49%	1.96%
Other real estate owned	$5,151	$5,935	$4,005	$7,316	$1,906	$1,155	$1,519
Non-performing assets	26,578	33,595	26,352	36,949	24,148	11,496	5,906
Non-performing non-covered assets to total non-covered assets	1.75%	2.80%	2.16%	3.02%	4.68%	4.97%	2.62%

	As of or for the Quarter ended March 31,		As of or for the year ended December 31,
	2013	2012	2012	2011 (1)	2010 (2)	2009	2008
			(dollars in thousands, except per share information)
Allowance for loan losses to total non-covered loans (7)	1.03%	1.29%	1.20%	1.24%	2.94%	4.36%	1.29%
Allowance for loan losses to non-performing non-covered loans (7)	72.54%	55.68%	65.26%	50.73%	68.02%	97.01%	65.56%
Net charge-offs	$498	$1,432	$5,466	$9,547	$5,250	$4,622	$195
Net charge-offs to average non-covered loans	0.04%	0.48%	0.45%	1.10%	1.41%	2.04%	0.09%
Asset Quality – Covered Assets (5)
Non-performing loans	$10,416	$45,299	$10,504	$6,993	$8,084	$0	$0
Non-performing loans to total covered loans	10.21%	37.57%	9.77%	5.54%	4.90%	0.00%	0.00%
Other real estate owned	$4,263	$6,363	$4,109	$6,166	$5,342	$0	$0
Non-performing assets	14,679	51,662	14,613	13,159	13,426	0	0
Non-performing assets to total covered assets	13.81%	40.70%	13.09%	9.94%	7.89%	0.00%	0.00%
Other Information
Efficiency ratio	57.5%	62.8%	53.9%	74.6%	40.9%	121.3%	103.8%
Loan to deposit ratio	117%	82%	113%	96%	72%	73%	94%

(1)	On September 17, 2011, we completed our acquisition of Berkshire Bancorp, Inc. All transactions since the acquisition date are included in our consolidated financial statements.
(2)	During the third quarter of 2010, we acquired two banks in FDIC assisted transactions. All transactions since the acquisition dates are included in our consolidated financial statements.
(3)	Effective September 17, 2011, Customers Bank reorganized into the holding company structure pursuant to which all of the issued and outstanding common stock of the Bank was exchanged on a three to one basis for common stock of Customers Bancorp. All share and per share information for periods prior to the reorganization has been restated retrospectively to reflect the reorganization.
(4)	Includes available-for-sale and held-to-maturity investment securities.
(5)	Certain loans and other real estate owned (described as “covered”) acquired in the two FDIC assisted transactions in 2010 are subject to loss sharing agreements between Customers Bank and the FDIC. If certain provisions within the loss sharing agreements are maintained, the FDIC will reimburse Customers Bank for 80% of the unpaid principal balance and certain expenses. A loss sharing receivable was recorded based upon the credit evaluation of the acquired loan portfolio and the estimated periods for repayments. Loans receivable and assets that are not subject to the loss sharing agreement are described as “non-covered”.
(6)	Loans held for sale includes mortgage warehouse loans held at fair value.
(7)	Allowance for loan losses used for this calculation excludes the portion related to purchased credit-impaired (“PCI”) loans of $11.3 million in 2012.

(8)	Our selected financial data contains non-GAAP financial measures calculated using non-GAAP amounts. These measures include tangible common equity, tangible book value per common share and tangible common equity to tangible assets. Management uses these non-GAAP measures to present historical periods comparable to the current period presentation. In addition, we believe the use of these non-GAAP measures provides additional clarity when assessing our financial results and use of equity. These disclosures should not be viewed as substitutes for results determined to be in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other entities. We calculate tangible common equity by excluding preferred stock and goodwill from total shareholders’ equity. Tangible book value per common share equals tangible common equity divided by common shares outstanding. See below for a reconciliation of tangible common equity, tangible book value per common share and tangible common equity to tangible assets to the most directly comparable GAAP measure for the periods presented.

	As of or for the Quarter ended March 31,		As of or for the year ended December 31,
	2013	2012	2012	2011 (1)	2010 (2)	2009	2008
Shareholders’ equity	$276,910	$151,308	$269,475	$147,748	$105,140	$21,503	$16,849
Less:
Preferred stock	—	—	—	—	—	—	(980)
Intangible assets	(3,686)	(3,701)	(3,689)	(3,705)	—	—	—

Tangible common equity	$273,224	$147,607	$265,786	$144,043	$105,140	$21,503	$15,869

Shares outstanding	18,483	11,348	18,460	11,348	8,398	1,841	674
Book value per share	$14.98	$13.33	$14.60	$13.02	$12.52	$11.68	$25.01
Less: effect of excluding intangible assets and preferred stock	(0.20)	(0.33)	(0.20)	(0.33)	—	—	(1.45)

Tangible book value per share	$14.78	$13.01	$14.40	$12.69	$12.52	$11.68	$23.56

Total assets	$3,458,624	$1,975,592	$3,201,234	$2,077,532	$1,374,407	$349,760	$274,038
Less: intangible assets	(3,686)	(3,701)	(3,689)	(3,705)	—	—	—

Total tangible assets	$3,454,938	$1,971,891	$3,197,545	$2,073,827	$1,374,407	$349,760	$274,038

Equity to assets	8.01%	7.66%	8.42%	7.11%	7.65%	6.15%	6.15%
Less: effect of excluding intangible assets and preferred stock	(0.10)	(0.17)	(0.11)	(0.16)	—	—	(0.36)

Tangible common equity to tangible assets	7.91%	7.49%	8.31%	6.95%	7.65%	6.15%	5.79%

RISK FACTORS

Your investment in shares of our Voting Common Stock involves substantial risks. In consultation with your own advisers, you should carefully consider, among other matters, the factors set forth below and in the accompanying prospectus as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether an investment in shares of our Voting Common Stock is suitable for you. See “Risk Factors” in our most recent Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, which are incorporated herein by reference. If any of the risks contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus develop into actual events, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected, the market price of our Voting Common Stock could decline and you may lose all or part of your investment. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See the “Cautionary Note Regarding Forward-Looking Statements” sections in this prospectus supplement and in the accompanying prospectus.

Risks Relating to this Offering

An investment in our Voting Common Stock is not a bank deposit, is not an FDIC insured deposit and is subject to risk of complete loss.

Your investment in our Voting Common Stock will not be a bank deposit and will not be insured by the FDIC or any other governmental agency. Your investment will be subject to investment risk and you must be capable of affording the loss of your entire investment.

You will experience immediate dilution as a result of this offering and may experience further dilution in the future.

The public offering price of our common stock being offered is higher than the net tangible book value per share of our common stock outstanding prior to this offering, taking into account the net tangible book value of all of the shares of our outstanding common stock as of March 31, 2013. Therefore, if you purchase shares of our Voting Common Stock in this offering, you will incur an immediate dilution of $1.74 in net tangible book value per share from the price you paid based on the public offering price of $16.75 per share, which represents the last reported sale price of our Voting Common Stock in the over-the-counter market on May 15, 2013. If the underwriters exercise the over-allotment option in full, the dilution will be $1.71 in net tangible book value per share. In addition, as of March 31, 2013, there were 3,291,880 shares of our common stock subject to outstanding options, warrants and other rights to acquire shares, with exercise prices ranging from $9.75 to $73.01 per share and, as a result of the consummation of this offering, we are obligated to issue options for an additional 617,910 shares of common stock (710,597 shares if the over-allotment option is exercised in full by the underwriters) with an exercise price equal to the offering price, pursuant to existing employment agreements with two of our executive officers. We also expect that we will seek to raise additional capital from time to time in the future, and such financings may involve the issuance of common stock or securities convertible into or exchangeable for common stock and continue to issue stock options, restricted stock units and other securities in the ordinary course and incident to acquisitions and capital raises that may result in the issuance of common stock in connection with our compensation arrangements and benefit plans. To the extent the options or warrants are exercised, restricted stock units vest or we issue common stock, preferred stock, or securities such as warrants or notes that are convertible into, exercisable or exchangeable for, our common stock or preferred stock, in the future, you may experience further dilution.

We have broad discretion to determine how to use the proceeds of this offering, and we may not use the proceeds effectively.

Our management will have broad discretion over the use of proceeds from this offering. We have not allocated the net proceeds from this offering for any specific purposes, and we could spend the proceeds from this offering in ways that do not improve our results of operations or enhance the value of our Voting Common Stock or otherwise in ways with which you do not agree. We have not established a timetable for the effective deployment of the proceeds and we cannot predict how long that will take. If we do not invest or apply the proceeds of this offering effectively and on a timely basis, it could have a material adverse effect on our business and could cause the market price of our Voting Common Stock to decline.

There is currently a limited public market for our Voting Common Stock and an active, liquid market for our Voting Common Stock may not develop.

Our Voting Common Stock currently trades in the over-the-counter market and an active market for the Voting Common Stock has yet to develop. We have been approved to have our Voting Common Stock listed on the Nasdaq Global Select Market under the symbol “CUBI,” with trading to begin May 16, 2013. Even though our Voting Common Stock will be listed on the Nasdaq Global Select Market, an active, liquid trading market for our Voting Common Stock may not develop. Accordingly, shareholders may not be able to sell their shares of our Voting Common Stock at the volume, prices and times desired. We cannot predict the extent to which investor interest will lead to an active trading market in our Voting Common Stock and if it develops, its volumes and whether it will continue to be active. The lack of an established market or an active market for our Voting Common Stock after this offering could have a material adverse effect on the value and liquidity of an investment in our Voting Common Stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking information within the meaning of the Securities Act of 1933, or Securities Act, and the Securities Exchange Act of 1934, or Exchange Act. These statements relate to future events or future predictions, including events or predictions relating to future financial performance, and are generally identifiable by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “plan,” “intend,” or “anticipate” or the negative thereof or comparable terminology. These forward-looking statements are only predictions and estimates regarding future events and circumstances and involve known and unknown risks, uncertainties and other factors, including the risks described under “Risk Factors” in this prospectus supplement, the accompanying prospectus supplement and the reports we file with the SEC under the Exchange Act, including our Annual Report on Form 10-K for the year ended December 31, 2012 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. This information is based upon various assumptions that may not prove to be correct. Important factors to consider and evaluate in such forward-looking statements include:

•	Changes in the external competitive market factors that might impact our results of operations;

•	Changes in laws and regulations, including, without limitation, changes in capital requirements under the Basel III capital proposals;

•	Changes in our business strategy or an inability to execute our strategy due to the occurrence of unanticipated events;

•	Our ability to identify potential candidates for, obtain regulatory approval of, and consummate, acquisition or investment transactions;

•	The timing of acquisition or investment transactions;

•	Our failure to complete any or all of the transactions described herein or in the documents incorporated herein by reference on the terms currently contemplated;

•	Local, regional and national economic conditions and events and the impact they may have on us and our customers;

•	Our ability to attract deposits and other sources of liquidity;

•	Changes in the financial performance and/or condition of our borrowers;

•	Changes in the level of non-performing and classified assets and charge-offs;

•	Changes in estimates of future loan loss reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements;

•	Changes in our capital structure resulting from future capital offerings or acquisitions;

•	Inflation, interest rate, securities market and monetary fluctuations;

•	Timely development and acceptance of new banking products and services and perceived overall value of these products and services by users;

•	Changes in consumer spending, borrowing and saving habits;

•	Technological changes;

•	Our ability to grow, increase market share and control expenses and maintain sufficient liquidity;

•	Volatility in the credit and equity markets and its effect on the general economy;

•	The potential for customer fraud, especially in our mortgage warehouse lending business;

•

Effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters;

•

The businesses of Customers Bank and any acquisition targets or merger partners and subsidiaries not integrating successfully or such integration being more difficult, time-consuming or costly than expected;

•	Our ability to integrate currently contemplated and future acquisition targets may be unsuccessful, or may be more difficult, time-consuming or costly than expected; and

•	Material differences in the actual financial results of merger and acquisition activities compared with expectations.

These forward-looking statements are subject to significant uncertainties and contingencies, many of which are beyond our control. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Accordingly, there can be no assurance that actual results will meet expectations or will not be materially lower than the results contemplated. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document or, in the case of documents referred to or incorporated by reference, the dates of those documents. Except as required by law, we undertake no obligations to update any forward-looking statements. Accordingly, you should also carefully consider the factors set forth in other reports or documents that we file from time to time with the SEC.

USE OF PROCEEDS

We estimate that our net proceeds to us from the sale of 5,373,134 shares of our Voting Common Stock in this offering will be approximately $84,925,000, or approximately $97,750,000 if the underwriters exercise in full their option to purchase up to an additional 805,970 shares, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from the sale of the shares in this offering to fund our organic growth and for working capital and other general corporate purposes. We may also use a portion of the net proceeds to pursue acquisitions in our current and prospective markets. We have not identified the amounts we will spend on any specific purpose. The amounts we actually expend for any purpose may vary significantly depending upon numerous factors, including assessments of potential market opportunities and competitive developments. While we regularly assess potential acquisition opportunities, we currently do not have any agreements, arrangements or understandings for any acquisitions that would require the use of any of the proceeds of this offering. Accordingly, we will retain broad discretion over the use of these proceeds.

Pending application of the net proceeds as described above, we intend to place the net proceeds in bank accounts at Customers Bank.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2013 on an actual basis and on an as adjusted basis net of offering expenses to give effect to our sale of shares of Voting Common Stock in this offering based on a public offering price of $16.75 per share. You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes to those statements, incorporated by reference into this prospectus supplement and the accompanying prospectus.

	At March 31, 2013
	Actual	As Adjusted
	(unaudited)
	(dollars in thousands, except share and per share data)
Cash and cash equivalents	$181,140	$266,065

Shareholders’ equity:
Preferred stock; 100,000,000 authorized, none issued	0	0
Common stock, par value $1.00 per share; 100,000,000 shares of Voting Common Stock authorized, 13,791,016 shares issued and outstanding (actual) and 19,164,150 shares outstanding (as adjusted); 100,000,000 shares of Class B Non-Voting Common Stock authorized, 4,691,897 shares issued and outstanding (actual) and 4,691,897 shares outstanding (as adjusted)	18,531	23,904
Additional paid-in capital	213,022	292,574
Retained earnings	45,503	45,503

Accumulated other comprehensive income	354	354

Less: cost of treasury stock, 47,619 shares at March 31, 2013	(500)	(500)

Total shareholders’ equity	$276,910	$361,835

Total capitalization	$276,910	$361,835

DESCRIPTION OF VOTING COMMON STOCK

The following description of our Voting Common Stock is a summary. This summary is not complete and is subject to the complete text of our articles of incorporation, as amended, and bylaws, copies of which are incorporated by reference in this prospectus. We encourage you to read those documents carefully. We are also providing certain information regarding our Class B Non-Voting Common Stock, which is not being offered in this offering, because the rights of that class of stock are the same, with certain limited exceptions, to those of the shares of Voting Common Stock.

General

We are authorized to issue up to an aggregate amount of 300,000,000 shares of stock, which is divided into three equal classes: (i) 100,000,000 shares of Voting Common Stock, par value $1.00 per share, (ii) 100,000,000 shares of Class B Non-Voting Common Stock, par value $1.00 per share and (iii) 100,000,000 shares of preferred stock. Our board of directors has the authority to establish and divide the authorized and unissued shares of Voting Common Stock and of Class B Non-Voting Common Stock into series or classes and to fix and determine, to the extent not already determined in our articles of incorporation, the designations, preferences, and other special rights, including conversion rights, and the qualifications, limitations, or restrictions on those rights attributable to the shares in a series or class. As of March 31, 2013, there are 13,791,016 shares of Voting Common Stock and 4,691,897 shares of Class B Non-Voting Common Stock issued and outstanding.

Our board of directors, in its sole discretion, has authority to sell any treasury stock and/or unissued securities, options, warrants, or other rights to purchase any of our securities, upon such terms as it deems advisable. Our board of directors could issue preferred stock, or additional shares of Voting Common Stock or Class B Non-Voting Common Stock, with terms different from those of our existing common stock, at any time.

Voting Rights

The holders of shares of Voting Common Stock have the right to elect our board of directors and to act on such other matters as are required to be presented to them. Each holder of Voting Common Stock is entitled to one vote per share. The holders of Voting Common Stock do not have the right to vote their shares cumulatively in the election of directors. This means that, for each director position to be elected, a shareholder may only cast a number of votes equal to the number of shares held by the shareholder.

The shares of Class B Non-Voting Common Stock do not have the right to vote in the election of directors and generally do not have voting rights with respect to other matters. However, any action that would significantly and adversely affect the rights of the Class B Non-Voting Common Stock with respect to the modification of the terms of those securities or our dissolution would require the approval of the holders of Class B Non-Voting Common Stock, voting separately as a class.

Because our articles of incorporation permit the board of directors to set the voting rights of preferred stock, it is possible that holders of one or more series of preferred stock issued in the future could have voting rights of any sort, which could limit the effect of the voting rights of holders of Voting Common Stock.

Dividend Rights

The holders of Voting Common Stock and Class B Non-Voting Common Stock are entitled to receive an equal amount of dividends per share if, as and when declared from time to time by our board of directors. In no event shall any stock dividends or stock splits or combinations of stock be declared or made on Voting Common Stock or Class B Non-Voting Common Stock unless the shares of Voting Common Stock and Class B Non-Voting Common Stock at the time outstanding are treated equally and identically, provided that, in the event of a dividend of common stock, shares of Voting Common Stock shall only be entitled to receive shares of Voting Common Stock and shares of Class B Non-Voting Common Stock shall only be entitled to receive shares of Class B Non-Voting Common Stock.

Because our articles of incorporation permit our board of directors to set the dividend rights of preferred shares, it is possible that holders of one or more series of preferred shares issued in the future could have dividend rights that differ from those of the holders of Voting Common Stock or Class B Non-Voting Common Stock, or could have no right to the payment of dividends. If the holders of a class or series of preferred stock is given dividend rights, the right of holders of preferred shares to receive dividends could have priority over the right of holders of Voting Common Stock or Class B Non-Voting Common Stock to receive dividends.

Authority Under Pennsylvania Business Corporation Law. Our board of directors has the authority to declare dividends on its common and preferred stock, subject to statutory and regulatory requirements. Pennsylvania law permits a business corporation such as us to pay dividends if, after giving effect to the dividend, it is able to pay its debts as they come due in the usual course of business, and its assets exceed its liabilities plus any amount that would be needed, if the corporation were to be dissolved at the time of the dividend, to satisfy any preferential rights upon dissolution of shareholders whose preferential rights rank higher than the rights of the shareholders receiving the dividend. However, our ability to pay dividends will be restricted by banking laws and Customers Bank’s ability to pay dividends to Customers Bancorp.

Federal Bank Holding Company Act Policies Applicable to Cash Dividends. The Federal Reserve Board, which is the federal banking regulator, considers adequate capital to be critical to the health of individual banking organizations and to the safety and stability of the banking system. A major determinant of a bank’s or bank holding company’s capital adequacy is the strength of its earnings and the extent to which its earnings are retained and added to capital or paid out to shareholders in the form of cash dividends.

The Federal Reserve Board believes that a bank or bank holding company generally should not maintain its existing rate of cash dividends on Voting Common Stock unless (1) the organization’s net income available to common shareholders over the past year has been sufficient to fully fund the dividends and (2) the prospective rate of earnings retention appears consistent with the organization’s capital needs, asset quality, and overall financial condition. The Federal Reserve may strongly encourage, or require, a banking organization whose cash dividends are inconsistent with either of these criteria to cut or eliminate its dividends.

The Federal Reserve Board also believes it is inappropriate for a banking organization that is experiencing serious financial problems or that has inadequate capital to borrow in order to pay dividends since this can result in increased leverage at the very time the organization needs to reduce its debt or increase its capital. Similarly, the payment of dividends based solely or largely upon gains resulting from unusual or nonrecurring events, such as the sale of the organization’s building or the disposition of other assets, may not be prudent or warranted, especially if the funds derived from such transactions could be better employed to strengthen the organization’s financial resources. Furthermore, a fundamental principle underlying the Federal Reserve’s supervision and regulation of bank holding companies is that bank holding companies should serve as a source of managerial and financial strength to their subsidiary banks. The Federal Reserve believes, therefore, that a bank holding company should not maintain a level of cash dividends to its shareholders that places undue pressure on the capital of bank subsidiaries, or that can be funded only through additional borrowings or other arrangements that may undermine the bank holding company’s ability to serve as a source of strength. Thus, for example, if a major subsidiary bank is unable to pay dividends to its parent company—as a consequence of statutory limitations, intervention by the primary supervisor, or noncompliance with regulatory capital requirements—the Federal Reserve may encourage or require a bank holding company to reduce or eliminate its dividends in order to conserve its capital base and provide capital assistance to the subsidiary bank.

The Federal Reserve Board has further stated that a bank holding company should pay cash dividends only out of income over the past year and only if prospective earnings retention is consistent with the organization’s expected future needs and financial condition, and only if, after paying the dividend, the bank holding company is not in danger of falling below its required regulatory capital adequacy ratios. It has also indicated that a “small bank holding company,” such as Customers Bancorp, is not expected to pay corporate dividends until such time as its debt to equity ratio (determined separately and not on a consolidated basis with its bank subsidiary) is 1:1 or less and its bank subsidiaries are otherwise well-managed, well-capitalized and not under any supervisory order.

Pennsylvania Banking Code Requirements Applicable to Cash Dividends. Because Customers Bank is currently and for the foreseeable future, the primary source of cash for payment of dividends by Customers Bancorp, requirements of the Pennsylvania Banking Code setting conditions on payments of dividends by banks will constrain Customers Bank’s ability to provide funds to us to pay dividends to our shareholders. The Pennsylvania Banking Code permits a bank to pay cash dividends only out of accumulated net earnings. Furthermore, if any transfer of net earnings to surplus is required by the Pennsylvania Banking Code to cause our surplus to meet minimum statutory requirements at the time the dividend is to be declared or paid, the transfer must be made prior to the declaration of the dividend, and our surplus cannot be reduced by the payment of the dividend.

For the foregoing reasons, and because a decision by our board of directors to declare and pay cash dividends will depend upon the future financial performance and condition of Customers Bank and Customers Bancorp, no assurances can be given that any dividends will in fact be paid on any class of stock, or that, if dividends are paid, they will not be reduced or discontinued in the future.

Dividend Policy. We have followed and presently intend to continue following a policy of retaining earnings, if any, to fund our growth and the growth of our subsidiaries and to maintain our capital adequacy. As discussed above, we have not historically declared or paid dividends on our Voting Common Stock, and we do not expect to do so in the near future. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including our earnings and financial condition, liquidity and capital requirements, the general economic and regulatory climate, our ability to service any equity or debt obligations senior to our Voting Common Stock, and other factors deemed relevant by our board of directors.

Redemption, Preemptive Rights and Repurchase Provisions

Our Voting Common Stock and Class B Non-Voting Common Stock have no preemptive rights or redemption or repurchase provisions. The shares are non-assessable and require no sinking fund. Voting Common Stock repurchases are subject to Federal Reserve Board regulations and policy, which generally require that no more than ten percent of the outstanding shares of a bank holding company’s Voting Common Stock may be repurchased in any 12-month period unless the bank holding company is deemed “well-managed” and “well-capitalized” under applicable regulations. Repurchases of our stock will also be constrained by federal and state bank regulatory capital requirements. Repurchases of stock by bank holding companies may also be subject to prior notice to and approval by the Federal Reserve Board in some cases.

Liquidation Rights

In the event of the liquidation, dissolution or winding up of Customers Bancorp, the holders of Voting Common Stock and Class B Non-Voting Common Stock will be entitled to share ratably in all of our assets remaining after payment of all liabilities, subject, however, to any preferential liquidation rights of holders of any preferred stock outstanding at that time. If our only asset is our ownership of Customers Bank, it is likely that, if Customers Bank is then in liquidation or receivership, our shareholders will not receive anything on account of their shares.

Potential Anti-Takeover Effect of Governing Documents and Applicable Law

Provisions of Governing Documents. Our articles of incorporation and bylaws contain certain provisions that may have the effect of deterring or discouraging, among other things, a non-negotiated tender or exchange offer for our Voting Common Stock, a proxy contest for control of the company, the assumption of control of the company by a holder of a large block of Voting Common Stock or the removal of our board of directors. These provisions:

•	Empower our board of directors, without shareholder approval, to issue preferred stock, the terms of which, including voting power, are set by our board of directors;

•	Divide our board of directors into three classes serving staggered three-year terms;

•	Restrict the ability of shareholders to remove directors;

•

Require that shares with at least 80% of total voting power approve mergers and other similar transactions with a person or entity holding stock with more than 5% of our voting power, if a reorganization is not approved, in advance, by two-thirds of the members of our board of directors;

•	Prohibit action by the shareholders without a shareholder meeting;

•	Require that shares representing at least 80% of total voting power approve the repeal or amendment of certain provisions of our articles of incorporation;

•

Require any person who acquires our stock with voting power of 25% or more to offer to purchase for cash all remaining shares of our voting stock at the highest price paid by such person for shares of our voting stock during the preceding year;

•	Eliminate cumulative voting in elections of directors;

•	Require that shares representing at least two-thirds of the total voting power approve any amendment to or repeal of our bylaws;

•

Require that our board of directors give due consideration to the effect of a proposed transaction on the depositors, employees, suppliers, customers and other of our and our subsidiaries’ constituents and on the communities in which we and they operate or are located, and to the business reputation of the other party and our value in a freely negotiated sale and of our future prospects as an independent entity;

•	Require advance notice of nominations for the election of directors and the presentation of shareholder proposals at meetings of shareholders; and

•

Provide that officers, directors, employees, agents and persons who own 5% or more of the voting securities of any other corporation or other entity that owns 66 2/3% or more of our outstanding voting stock cannot constitute a majority of the members of our board of directors.

Provisions of Applicable Law. The Pennsylvania Business Corporation Law also contains certain provisions applicable to Customers Bancorp that may have the effect of impeding a change in control of Customers Bancorp. These provisions, among other things, prohibit (under Subchapter 25F) for five years, subject to certain exceptions, a “business combination,” which includes a merger or consolidation of the company or a sale, lease or exchange of assets with a shareholder or group of shareholders beneficially owning 20% or more of the company’s voting power in an election of directors.

In 1990, Pennsylvania adopted legislation amending the Pennsylvania Business Corporation Law. The 1990 amendments acted to:

•	Expand the factors and groups (including shareholders) which a corporation’s board of directors can consider in determining whether a certain action is in the best interests of the corporation;

•	Provide that a corporation’s board of directors need not consider the interests of any particular group as dominant or controlling;

•

Provide that a corporation’s directors, in order to satisfy the presumption that they have acted in the best interests of the corporation, need not satisfy any greater obligation or higher burden of proof for actions relating to an acquisition or potential acquisition of control;

•

Provide that actions relating to acquisitions of control that are approved by a majority of “disinterested directors” are presumed to satisfy the directors’ standard of care, unless it is proven by clear and convincing evidence that the directors did not assent to such action in good faith after reasonable investigation; and

•

Provide that the fiduciary duty of a corporation’s directors is solely to the corporation and may be enforced by the corporation or by a shareholder in a derivative action, but not by a shareholder directly.

The 1990 amendments provided that the fiduciary duties of directors do not require directors to:

•	Redeem any rights under, or to modify or render inapplicable, any shareholder rights plan;

•

Render inapplicable, or make determinations under, provisions of the Pennsylvania Business Corporation Law, relating to control transactions, business combinations, control-share acquisitions or disgorgement by certain controlling shareholders following attempts to acquire control; or

•

Take action as the board of directors, a committee of the board or an individual director solely because of the effect such action might have on an acquisition or potential or proposed acquisition of control of Customers Bancorp or the consideration that might be offered or paid to shareholders in such an acquisition.

One of the effects of the 1990 amendments may be to make it more difficult for a shareholder to successfully challenge the actions of our board of directors in a potential change in control context. Pennsylvania case law appears to provide that the fiduciary duty standard under the 1990 amendments grants directors the statutory authority to reject or refuse to consider any potential or proposed acquisition of the company.

Pursuant to provisions of our articles of incorporation, and in accordance with Pennsylvania law, we have opted out of coverage by the “disgorgement,” “control transactions,” “control-share acquisitions,” “severance compensation,” and “labor contracts” statutes included in the 1990 amendments. As a result of our opting-out from coverage by these statutes, none of the “disgorgement,” “control transactions,” “control-share acquisitions,” “severance compensation,” nor “labor contracts” statutes would apply to a non-negotiated attempt to acquire control of us, although such an attempt would still be subject to the special provisions of our governing documents.

The overall effect of these provisions may be to deter a future offer or other merger or acquisition proposal that a majority of the shareholders might view to be in their best interests as the offer might include a substantial premium over the market price of our Voting Common Stock at that time. In addition, these provisions may have the effect of assisting our management and board of directors in retaining their positions and placing them in a better position to resist changes that the shareholders may want to make if dissatisfied with the conduct of our business.

MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES

TO NON-UNITED STATES HOLDERS

The following is a summary of the material U.S. federal income and estate tax consequences applicable to non-U.S. holders (as defined below) with respect to the acquisition, ownership and disposition of shares of our common stock. This summary is based on current provisions of the Internal Revenue Code of 1986, as amended (“Code”), final, temporary or proposed Treasury regulations promulgated thereunder, administrative rulings and judicial opinions, all of which are subject to change, possibly with retroactive effect. We have not sought any ruling from the U.S. Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary is limited to non-U.S. holders who purchase our common stock issued pursuant to this offering and who hold shares of our common stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment).

This discussion does not address all aspects of U.S. federal income taxation that may be important to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, nor does it address any aspects of the unearned income Medicare contribution tax pursuant to the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Affordability Reconciliation Act of 2010, any U.S. federal gift taxes, any U.S. alternative minimum taxes, or any tax considerations arising under the laws of any foreign, state or local jurisdiction. This discussion also does not address tax considerations applicable to a non-U.S. holder subject to special treatment under the U.S. federal income tax laws, including without limitation:

•	banks, insurance companies or other financial institutions;

•	partnerships or other pass-through entities;

•	tax-exempt organizations;

•	tax-qualified retirement plans;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	persons that own, or have owned, actually or constructively, more than 5% of our common stock; and

•	persons that will hold common stock as a position in a hedging transaction, “straddle” or “conversion transaction” for tax purposes.

Accordingly, we urge prospective investors to consult with their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of acquiring, holding and disposing of shares of our common stock.

If a partnership (or other pass-through entity for U.S. federal income tax purposes) is a beneficial owner of our common stock, the tax treatment of a partner in the partnership (or member in such other entity) will generally depend upon the status of the partner and the activities of the partnership. Any partner in a partnership holding shares of our common stock should consult its own tax advisors.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR

SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Definition of Non-U.S. Holder

In general, a “non-U.S. holder” is any beneficial owner of our common stock that, for U.S. federal income tax purposes, is an individual, corporation, estate or trust that is not a U.S. person. A “U.S. person” is any of the following:

•	an individual citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

Distributions on Our Common Stock

As described in our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference in this prospectus, we do not expect to pay cash dividends on our common stock in the foreseeable future. If, however, we make cash or other property distributions on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current earnings and profits for that taxable year or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent such distributions exceed both our current and accumulated earnings and profits, they will first constitute a return of capital and be applied against and reduce a holder’s adjusted tax basis in the common stock, but not below zero. Any excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under the section titled “—Gain on Sale or Other Disposition of Our Common Stock” below.

Dividends paid to a non-U.S. holder of our common stock that are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends, or such lower rate specified by an applicable income tax treaty. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish to us or our paying agent a valid IRS Form W-8BEN (or other applicable form or acceptable substitute form) certifying, under penalties of perjury, such holder’s qualification for the reduced rate. This certification must be provided to us or our paying agent prior to the payment of dividends and must be updated periodically. Non-U.S. holders that do not timely provide us or our paying agent with the required certification, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If a non-U.S. holder holds our common stock in connection with the conduct of a trade or business in the United States, and dividends paid on the common stock are effectively connected with such holder’s U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States), the non-U.S. holder will be exempt from U.S. federal withholding tax. To claim the exemption, the non-U.S. holder must furnish to us or our paying agent a properly executed IRS Form W-8ECI (or other applicable form or acceptable substitute form).

Any dividends paid on our common stock that are effectively connected with a non-U.S. holder’s U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States), although exempt from U.S. federal withholding tax (provided the non-U.S. holder provides appropriate certification, as described above), generally will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a non-U.S. corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of a portion of its effectively connected earnings and profits for the taxable year. Non-U.S. holders should consult any applicable income tax treaties that may provide for different rules.

A non-U.S. holder that claims the benefit of an applicable income tax treaty generally will be required to satisfy applicable certification and other requirements prior to the distribution date. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

Gain on Sale or Other Disposition of Our Common Stock

Subject to the discussions below regarding backup withholding and foreign accounts, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock unless:

•

the gain is effectively connected with a trade or business carried on by the non-U.S. holder in the United States and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment of the non-U.S. holder maintained in the United States;

•	the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met; or

•

we are or have been a U.S. real property holding corporation, or a USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition and the non-U.S. holder’s holding period for the common stock, and the common stock has ceased to be regularly traded on an established securities market prior to the beginning of the calendar year in which the sale or other disposition occurs. The determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other trade or business assets and our foreign real property interests.

We believe we currently are not, and we do not anticipate becoming, a USRPHC for U.S. federal income tax purposes.

Gain described in the first bullet point above will be subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates generally in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a non-U.S. corporation (or non-U.S. entity treated as a corporation for U.S. federal income tax purposes) also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of a portion of its effectively connected earnings and profits for the taxable year. Non-U.S. holders should consult any applicable income tax treaties that may provide for different rules.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty) but may be offset by U.S. source capital losses (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Estate Tax

Common stock in a U.S. corporation, including Customers Bancorp, directly held by an individual who is a non-U.S. holder at the time of death will be considered U.S. situs property, included in the gross estate of the nonresident alien decedent for U.S. federal estate tax purposes, and, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

Generally, we must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder (even if no withholding was required) and the amount of any tax withheld with respect to those dividends. This information also may be made available under a specific treaty or agreement with the tax authorities of the country in which the non-U.S. holder resides or is established. Under certain circumstances, the Code imposes a backup withholding obligation (currently at a rate of 28%) on certain reportable payments. Backup withholding generally will not, however, apply to payments of dividends to a non-U.S. holder of our common stock provided the non-U.S. holder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN or W-8ECI or other applicable form, or otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder on Form W-8BEN or other applicable form (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment Act (“FATCA”) impose a 30% withholding tax on dividends on, and gross proceeds from the sale or disposition of, our common stock if paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” the foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” the foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign entity is otherwise exempt under FATCA. As a general matter, the new rules are designed to require U.S. persons’ direct and indirect ownership of non-U.S. accounts and non-U.S. entities to be reported to the IRS. Under final regulations issued by the U.S. Department of Treasury on January 17, 2013, withholding under FATCA will apply (1) to payments of dividends on our common stock made after December 31, 2013 and (2) to payments of gross proceeds from a sale or other disposition of our common stock made after December 31, 2016. The U.S. Treasury has negotiated intergovernmental agreements with certain countries and is in various stages of negotiations with a number of other foreign governments with respect to one or more alternative approaches to implement FATCA, which alter in certain respects the rules described above. These requirements are different from, and in addition to, the U.S. tax certification rules described above. Investors are urged to consult their tax advisors regarding the application of these requirements to their own situation.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement between us, Customers Bank and FBR Capital Markets & Co., Inc., or FBR, as representative of the several underwriters named therein (in such capacity, the “Representative”), we have agreed to sell to the underwriters, and the underwriters have agreed to purchase, severally and not jointly, the following respective number of shares of Voting Common Stock:

Underwriters	Number of Shares
FBR Capital Markets & Co., Inc.	4,029,851
Sterne, Agee & Leach, Inc.	1,074,627
Boenning & Scattergood, Inc.	268,656

Total	5,373,134

We have granted the underwriters an option exercisable during the 30-day period after the date of this prospectus supplement to purchase, at the initial public offering price less underwriting discounts and commissions, up to an additional 805,970 shares of Voting Common Stock for the sole purpose of covering over-allotments, if any. To the extent that the underwriters exercise this option, the underwriters will be committed, subject to certain conditions, to purchase that number of additional shares.

Under the terms and conditions of the underwriting agreement, the underwriters are committed to purchase all of the shares offered by this prospectus supplement other than the shares subject to the over-allotment option, if any shares are purchased. We have agreed to indemnify the underwriters against certain civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of such liabilities.

The underwriters initially propose to offer the Voting Common Stock directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers at the same offering price less a concession not to exceed $0.50 per share.

The table below provides information regarding the per share and total underwriting discounts and commissions we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option to purchase up to 805,970 additional shares.

	No Exercise of	Full Exercise of
Paid by Us	Over-Allotment Option	Over-Allotment Option
Per Share	$0.8375	$0.8375
Total	$4,500,000	$5,175,000

In addition to the underwriting discounts and commissions to be paid by us, we have agreed to reimburse the underwriters for certain of their reasonable expenses incurred in connection with this offering up to $175,000. The underwriters may provide us with investment banking and financial advisory services in the future, for which they may receive customary compensation.

We estimate that the total expenses of the offering payable by us, excluding underwriting discounts and commissions, will be approximately $575,000.

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our Voting Common Stock. Specifically, the underwriters may over-allot this offering by selling more than the number of shares of Voting Common Stock offered by this prospectus supplement, creating a syndicate short position. In addition, the underwriters may bid for and purchase Voting Common Stock in the open market to cover syndicate short positions or to stabilize the price of the Voting

Common Stock. Finally, the underwriters may reclaim selling concessions from dealers if shares of our Voting Common Stock sold by such dealers are repurchased in syndicate covering transactions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Voting Common Stock above independent market levels. These transactions may be effected in the over-the-counter market or otherwise. The underwriters are not required to engage in these activities and may discontinue any of these activities at any time or from time to time.

We and our current directors and officers have agreed, subject to specified exceptions, that, without the prior written consent of the Representative, we will not, during the period ending 90 days after the date of this prospectus supplement:

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock, or any securities convertible into or exercisable or exchangeable for any shares of our common stock or any right to acquire shares of our common stock; or

•

enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise.

These restrictions terminate after the close of trading of the common stock on and including the 90th day after the date of this prospectus supplement. However, subject to certain exceptions, in the event that either:

•	during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

•	prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day restricted period;

in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or material event, unless such extension is waived in writing by the Representative.

The Representative does not intend to release any portion of the common stock subject to the foregoing lock-up agreements. However, the Representative, in its sole discretion, may release any of the common stock from the lock-up agreements prior to expiration of the 90-day period without notice. In considering a request to release shares from a lock-up agreement, the Representative will consider a number of factors, including the effect that such a release would have on this offering and the market for our common stock and the equitable considerations underlying the request for releases.

The underwriters have informed us that they do not intend to make sales of our Voting Common Stock offered by this prospectus supplement to accounts over which they exercise discretionary authority.

Our Voting Common Stock is currently listed on the Pink Sheets, LLC under the trading symbol “CUUU.” We have been approved to list our Voting Common Stock on the Nasdaq Global Select Market under the symbol “CUBI,” with trading to begin May 16, 2013. See “Risk Factors—There is currently a limited public market for our Voting Common Stock and an active, liquid market for our Voting Common Stock may not develop” above.

Notice to Prospective Investors in the EEA

In relation to each Member State of the European Economic Area (EEA) which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	by the underwriters to fewer than 100 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the underwriters for any such offer; or

(d)	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of shares shall result in a requirement for the publication by us or the Representative of a prospectus pursuant to Article 3 of the Prospectus Directive.

Any person making or intending to make any offer of shares within the EEA should only do so in circumstances in which no obligation arises for us or the underwriters to produce a prospectus for such offer. Neither we nor the underwriters have authorized, nor do any of us authorize, the making of any offer of shares through any financial intermediary, other than offers made by the underwriters which constitute the final offering of shares contemplated in this prospectus.

For the purposes of this provision, and your representation below, the expression an “offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares under, the offer of shares contemplated by this prospectus will be deemed to have represented, warranted and agreed to and with us and the underwriters that:

(A)	it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

(B)	in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” (as defined in the Prospectus Directive), or in circumstances in which the prior consent of the Representative has been given to the offer or resale; or (ii) where shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to and is only directed at persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or the Order, and/or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling with Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).

This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom who is not a relevant person should not act or rely on this document or any of its contents.

The underwriters have represented, warranted and agreed that:

(A)	they have only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended, or the FSMA) received by them in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(B)	they have complied and will comply with all applicable provisions of the FSMA with respect to anything done by them in relation to the shares of our Voting Common Stock in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Germany

Any offer or solicitation of securities within Germany must be in full compliance with the German Securities Prospectus Act (Wertpapierprospektgesetz—WpPG). The offer and solicitation of securities to the public in Germany requires the publication of a prospectus that has to be filed with and approved by the German Federal Financial Services Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht—BaFin). This prospectus has not been and will not be submitted for filing and approval to the BaFin and, consequently, will not be published. Therefore, this prospectus does not constitute a public offer under the German Securities Prospectus Act (Wertpapierprospektgesetz). This prospectus and any other document relating to our Voting Common Stock, as well as any information contained therein, must therefore not be supplied to the public in Germany or used in connection with any offer for subscription of our Voting Common Stock to the public in Germany, any public marketing of our Voting Common Stock or any public solicitation for offers to subscribe for or otherwise acquire our Voting Common Stock. This prospectus and other offering materials relating to the offer of our Voting Common Stock are strictly confidential and may not be distributed to any person or entity other than the designated recipients hereof.

Notice to Prospective Investors in Switzerland

This document, as well as any other material relating to the shares which are the subject of the offering contemplated by this prospectus, do not constitute an issue prospectus pursuant to Article 652a and/or 1156 of the Swiss Code of Obligations. The shares will not be listed on the SIX Swiss Exchange and, therefore, the documents relating to the shares, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange. The shares are being offered in Switzerland by way of a private placement, i.e., to a small number of selected investors only, without any public offer and only to investors who do not purchase the shares with the intention to distribute them to the public. The investors will be individually approached by the issuer from time to time. This document, as well as any other material relating to the shares, is personal and confidential to the selected investor named and does not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without express consent of the issuer. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

LEGAL MATTERS

The validity of the Voting Common Stock offered by us pursuant to this prospectus supplement has been passed upon for us by Stradley Ronon Stevens & Young, LLP, Philadelphia, Pennsylvania. Certain legal matters relating to this offering will be passed upon for the underwriters by Jones Day.

EXPERTS

ParenteBeard LLC, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012, as set forth in their report which is incorporated by reference in this prospectus supplement, the accompanying prospectus and elsewhere in the registration statement. Management’s report on the effectiveness of internal control over financial reporting and ParenteBeard LLC’s report on Customers Bancorp’s internal control over financial reporting are also incorporated in this prospectus supplement, the accompanying prospectus and elsewhere in the Registration Statement by reference to Customer Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2012. Our financial statements as of December 31, 2012 are incorporated by reference in reliance on ParenteBeard LLC’s report, given on their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. These documents may include periodic reports, such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as definitive Proxy Statements. Any documents that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC. Therefore, in the case of a conflict or inconsistency between information set forth in this prospectus supplement or the accompanying prospectus and information incorporated by reference into this prospectus supplement or the accompanying prospectus, you should rely on the information contained in the document that was filed later.

This prospectus supplement incorporates by reference the documents listed below that we previously have filed with the SEC.

•	Our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 18, 2013, as amended by the Annual Report on Form 10-K/A filed with the SEC on May 8, 2013;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed with the SEC on May 9, 2013;

•	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 19, 2013;

•

Our Current Reports on Form 8-K filed with the SEC on each of January 31, 2013 (excluding the information furnished under Item 2.02 and the information incorporated by reference therein), February 5, 2013, March 4, 2013, April 10, 2013 (excluding the information furnished under Item 2.02 and the information incorporated by reference therein), April 24, 2013, May 9, 2013 and May 16, 2013; and

•

The description of our voting common stock contained in the Form 8-A Registration Statement filed with the SEC on May 15, 2013 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended from time to time, including any amendment or report filed with the SEC for the purpose of updating this description.

We are also incorporating by reference all other documents that we subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus supplement and the accompanying prospectus is a part but prior to the effectiveness of the registration statement and between the date of this prospectus supplement and the termination of the offering.

You may obtain a copy of any or all of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus (other than an exhibit to a document unless that exhibit is specifically incorporated by reference into that document) from the SEC on its web site at http://www.sec.gov. You also may obtain these documents from us without charge by visiting our web site at http://www.customersbank.com or by requesting them from Glenn Yeager, Corporate Secretary, Customers Bancorp, Inc., 1015 Penn Avenue, Suite 103, Wyomissing, PA 19610; telephone (610) 933-2000.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. Our SEC filings are also available at the SEC’s website at www.sec.gov which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition, we maintain a website that contains information about us at http://www.customersbank.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement or the accompanying prospectus or any other report or document we file with or furnish to the SEC.

This prospectus supplement and the accompanying prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus supplement regarding us and our Voting Common Stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

PROSPECTUS

$250,000,000

Customers Bancorp, Inc.

Debt Securities

Voting Common Stock

Class B Non-Voting Common Stock

Preferred Stock

Depositary Shares

Purchase Contracts

Warrants

Units

We may offer and sell from time to time, in one or more transactions, up to $250,000,000 of the securities listed above. This prospectus provides you with a general description of these securities. Each time we offer any securities pursuant to this prospectus, we will provide the specific terms of the securities being offered, including the specific amounts, prices and other terms, in one or more supplements to this prospectus. The prospectus supplements also may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplements, together with the information incorporated by reference into this prospectus, carefully before you invest in any of these securities.

Our Voting Common Stock is currently traded on the over-the-counter market under the symbol “CUUU.”

Investing in our securities involves substantial risks. You should carefully consider the matters discussed under the section entitled “Risk Factors” beginning on page 2 of this prospectus.

These securities are not, savings accounts, deposits or other obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities. If any agents, dealers or underwriters are involved in the sale of our securities, the applicable prospectus supplement will set forth any applicable commissions or discounts, as well as the net proceeds we receive from the sale of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 30, 2013.

ABOUT THIS PROSPECTUS

All references in this prospectus and any prospectus supplement to “Customers Bancorp,” “Customers,” the “Company,” “we,” “us,” “our,” or similar references refer to Customers Bancorp, Inc., and its subsidiaries on a consolidated basis, except where the context otherwise requires or as otherwise indicated.

This prospectus is part of a registration statement that Customers has filed with the Securities and Exchange Commission, or SEC, under the Securities Act of 1933, as amended, or Securities Act, using a “shelf” registration process. Under this shelf process, we are registering an unspecified amount of each class of the securities described in this prospectus, and may sell any combination of these securities in one or more offerings from time to time in the future, up to an aggregate offering amount of $250,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the amounts, prices and other terms of the securities and the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus or any accompanying prospectus supplement.

This prospectus and any accompanying prospectus supplement does not contain all of the information set forth or incorporated by reference in the registration statement or the exhibits filed therewith. Statements contained or incorporated by reference in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that we file any agreement or document as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. No person is authorized to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any prospectus supplement, and, if made, such information or representation must not be relied upon as having been given or authorized. Neither this prospectus nor any prospectus supplement constitutes an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus or such prospectus supplement, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The delivery of this prospectus or any prospectus supplement will not, under any circumstances, create any implication that the information is correct as of any time subsequent to the date of this prospectus or such prospectus supplement. You should assume that the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or other offering materials is accurate only as of the dates of those documents or the documents incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates.

We have not taken any action to permit a public offering of the securities offered by this prospectus or any prospectus supplement outside the United States or to permit the possession or distribution of this prospectus outside the United States, unless the applicable prospectus supplement so specifies. Persons outside the United States who come into possession of this prospectus or any prospectus supplement must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus or such prospectus supplement outside of the United States.

MARKET DATA

Market data contained or incorporated by reference in this prospectus or any prospectus supplement has been obtained from independent industry sources and publications as well as from research reports prepared for other purposes. Industry publications and surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. We have not independently verified the data

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obtained from these sources, and we cannot assure you of the accuracy or completeness of the data. Forward-looking information obtained from these sources is subject to the same qualifications and the additional uncertainties regarding the other forward-looking statements contained or incorporated by reference in this prospectus and any prospectus supplement.

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SUMMARY

This summary highlights information contained in or incorporated by reference into this prospectus. This summary may not contain all of the information that you should consider before investing in our securities. You should carefully read this prospectus and any applicable prospectus supplement, including the documents incorporated by reference, which are described under the heading “Incorporation of Certain Documents by Reference” in this prospectus.

Customers Bancorp, Inc.

Customers Bancorp was incorporated in Pennsylvania in April 2010 to facilitate a reorganization into a bank holding company structure pursuant to which Customers Bank became a wholly-owned subsidiary of Customers Bancorp on September 17, 2011. Pursuant to the reorganization, all of the issued and outstanding shares of voting common stock, par value $1.00 per share, and Class B Non-Voting Common Stock, par value $1.00 per share, of Customers Bank were exchanged on a three-to-one basis for shares of voting common stock, par value $1.00 per share, or Voting Common Stock, and Class B Non-Voting Common Stock, par value $1.00 per share, respectively, of Customers Bancorp (i.e., each three shares of Customers Bank being exchanged for one share of Customers Bancorp). Customers Bank, which changed its name in 2010, was incorporated in 1994 and is a Pennsylvania state chartered bank and a member of the Federal Reserve System.

Customers Bancorp, through its wholly-owned subsidiary Customers Bank, provides financial products and services to small businesses, not-for-profits and consumers through its fourteen branches in Southeastern Pennsylvania (Bucks, Berks, Chester and Delaware Counties), Rye, New York (Westchester County) and Hamilton, New Jersey (Mercer County). Customers Bank also provides liquidity to the mortgage market nationwide through the operation of its mortgage warehouse business.

Our management team consists of experienced banking executives. The team is led by our Chairman and Chief Executive Officer Jay Sidhu, who joined Customers Bank in June 2009. Mr. Sidhu brings 36 years of banking experience, including 17 years as the Chief Executive Officer of Sovereign Bancorp, Inc. and Sovereign Bank and 4 years as Chairman of Sovereign Bancorp, Inc. and Sovereign Bank. In addition to Mr. Sidhu, most of the members of our current management team joined us following Mr. Sidhu’s arrival in 2009 and have extensive experience working together at Sovereign with Mr. Sidhu. This team has significant experience in building a banking organization, completing and integrating mergers and acquisitions, as well as developing existing valuable community and business relationships in our core markets.

Our principal executive offices are located at 1015 Penn Avenue, Suite 103, Wyomissing, Pennsylvania, 19610. Our telephone number is (610) 993-2000. Our Internet address is www.customersbank.com. Information on, or accessible through, our web site is not part of this prospectus or any prospectus supplement, other than documents that we file with the SEC that are incorporated herein or therein by reference.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus supplement, including the risk factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in each subsequently filed Quarterly Report on Form 10-Q and in other reports and information that we file with the SEC from time to time, in each case as those risk factors are amended or supplemented by our subsequent filings with the SEC. If any of these risks actually occur, they may materially harm our business, prospects, financial condition and results of operations and, as a result, the market price of our securities could decline and you could lose part or all of your investment. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking information within the meaning of the Securities Act and the Securities Exchange Act of 1934, as amended, or Exchange Act. These statements relate to future events or future predictions, including events or predictions relating to future financial performance, and are generally identifiable by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “plan,” “intend,” or “anticipate” or the negative thereof or comparable terminology. These forward-looking statements are only predictions and estimates regarding future events and circumstances and involve known and unknown risks, uncertainties and other factors, including the risks described under “Risk Factors” in this prospectus or any accompanying prospectus supplement that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. This information is based upon various assumptions that may not prove to be correct. Important factors to consider and evaluate in such forward-looking statements include:

•	Changes in external competitive market factors that might impact results of operations;

•	Changes in laws and regulations, including, without limitation, changes in capital requirements under the Basel III capital proposals;

•	Changes in business strategy or an inability to execute strategy due to the occurrence of unanticipated events;

•	Our ability to identify potential candidates for, obtain regulatory approval of, and consummate, acquisition or investment transactions;

•	Our failure to complete any or all of the transactions described herein or in the documents incorporated by reference on the terms currently contemplated;

•	Local, regional and national economic conditions and events and the impact they may have on us and our customers;

•	Our ability to attract deposits and other sources of liquidity;

•	Changes in the financial performance and/or condition of our borrowers;

•	Changes in the level of non-performing and classified assets and charge-offs;

•	Changes in estimates of future loan loss reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements;

•	Changes in our capital structure resulting from future capital offerings or acquisitions;

•	Inflation, interest rate, securities market and monetary fluctuations;

•	Timely development and acceptance of new banking products and services and perceived overall value of these products and services by users;

•	Changes in consumer spending, borrowing and saving habits;

•	Technological changes;

•	Our ability to grow, increase market share and control expenses and maintain sufficient liquidity;

•	Volatility in the credit and equity markets and its effect on the general economy;

•	The potential for customer fraud, especially in our mortgage warehouse lending business;

•

Effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters;

•	Our ability to integrate currently contemplated and future acquisition targets may be unsuccessful, or may be more difficult, time-consuming or costly than expected; and

•	Material differences in the actual financial results of merger and acquisition activities compared with expectations.

These forward-looking statements are subject to significant uncertainties and contingencies, many of which are beyond our control. Although the expectations reflected in the forward-looking statements are currently believed to be reasonable, future results, levels of activity, performance or achievements cannot be guaranteed. Accordingly, there can be no assurance that actual results will meet expectations or will not be materially lower than the results contemplated. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document or, in the case of documents referred to, the dates of those documents.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities to fund our organic growth in a manner consistent with our growth strategy, to fund the acquisition of depository institutions through traditional unassisted and FDIC-assisted bank acquisitions, as well as through selective acquisitions of banking franchises and non-bank institutions that are consistent with our growth strategy, and for working capital and other general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Consolidated ratio of earnings to fixed charges

The following unaudited table presents the consolidated ratio of earnings to fixed charges as defined in Item 503(d) of Regulation S-K for Customers Bancorp. You should read these ratios in conjunction with Exhibit 12.1 filed as an exhibit to the registration statement of which this prospectus is a part.

	For the Years Ended December 31,
	2012	2011	2010	2009	2008
Earnings to Fixed Charges:
Excluding interest on Deposits	53.69X	10.73X	66.59X	-20.80X	0.04X
Including interest on Deposits	2.66X	1.26X	3.47X	-1.09X	0.85X

Consolidated ratio of earnings to fixed charges and preferred stock dividend

The following unaudited table presents the consolidated ratio of earnings to fixed charges and preferred stock dividend requirements as defined in Item 503(d) of Regulation S-K for Customers Bancorp. You should read these ratios in conjunction with Exhibit 12.1 filed as an exhibit to the registration statement of which this prospectus is a part.

	For the Years Ended December 31,
	2012	2011	2010	2009	2008
Earnings to Fixed Charges and preferred stock dividend:
Excluding interest on Deposits	53.69X	10.00X	66.59X	-20.80X	0.04X
Including interest on Deposits	2.66X	1.26X	3.47X	-1.09X	0.85X

These ratios pertain to Customers Bancorp and our subsidiaries. For purposes of calculating the ratio of earnings to fixed charges, earnings represent earnings before income taxes plus fixed charges. Fixed charges, excluding interest on deposits, include interest expense. Fixed charges, including interest on deposits, include the foregoing items plus interest on deposits.

As part of the Berkshire Bancorp acquisition in September 2011, Customers Bancorp exchanged outstanding Berkshire TARP Shares Series A and Series B preferred shares for 2,892 shares of the Series A Shares of Customers Bancorp, having a liquidation preference of $1,000 per share, and 145 shares of the Series B Shares of Customers Bancorp, also having a liquidation preference of $1,000 per shares. On December 28, 2011, Customers Bancorp repurchased these preferred shares from the U.S. Treasury for $3.0 million.

DESCRIPTION OF THE SECURITIES

This prospectus contains a summary of the debt securities, the common stock, the preferred stock, the depositary shares, the purchase contracts, the warrants and the units. The following summaries are not meant to be a complete description of each of these securities. This prospectus and any accompanying prospectus supplement describe the material terms for each security. You should read these documents as well as the documents filed as exhibits to or incorporated by reference to this registration statement. Capitalized terms used in this prospectus that are not defined will have the meanings given them in these documents.

DESCRIPTION OF DEBT SECURITIES

The following description summarizes the general provisions of the debt securities we may offer under this prospectus. Any applicable prospectus supplement relating to a specific offer of debt securities will provide additional information regarding the particular terms of the debt securities. You should read any prospectus supplement related to the specific debt securities being offered, as well as the provisions of the indenture and the form of debt security relating to such series debt securities that provide the terms of such debt securities.

We may offer under this prospectus secured or unsecured debt securities. The debt securities may be either senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered by this prospectus will be issued under an indenture between us and a trustee. We have filed a copy of the form of indenture as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. We have summarized select portions of the indenture below. The summary is not complete. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary below have the meanings specified in the indenture.

Customers Bancorp is a bank holding company and almost all of our operating assets are owned by Customers Bank. We are a legal entity separate and distinct from Customers Bank. We rely primarily on dividends from Customers Bank to meet our obligations. There are regulatory limitations on the payment of dividends directly or indirectly to us from Customers Bank. Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities of Customers Bank, and holders of debt securities should look only to our assets for payments of the debt securities.

General

The indenture does not limit the aggregate principal amount of debt securities which we may issue and provide that we may issue debt securities under the indentures from time to time in one or more series. We may from time to time, without giving notice to or seeking the consent of the holders of the debt securities of any series, issue debt securities having the same ranking and the same terms (other than the public offering price, issue date, payment of interest accruing prior to the issue date and, under some circumstances, the first interest payment date) as the debt securities of a previously issued series. Any additional debt securities having such identical terms, together with the debt securities of the applicable series previously issued, will constitute a single series of debt securities under the indenture. The indenture does not limit the amount of other indebtedness, or debt securities other than secured indebtedness, which we or our subsidiaries may issue.

Unless otherwise provided in a prospectus supplement, any senior debt securities we issue will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. Any subordinated debt securities we issue will be our unsecured obligations and will be subordinated in right of payment to the prior payment in full of all of our senior indebtedness, which term includes senior debt securities, as described below under “—Subordination.” In certain events of insolvency, the subordinated debt securities will also be subordinated to certain other financial obligations, also described below under “—Subordination.”

Because Customers Bancorp is a holding company, our rights and the rights of our creditors, including holders of debt securities, and shareholders to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors, except to the extent that Customers Bancorp is a creditor of the subsidiary. The right of our creditors, including holders of debt securities, to participate in the distribution of stock owned by Customers Bancorp in some of our subsidiaries, including our banking subsidiaries, may also be subject to approval by bank regulatory authorities having jurisdiction over these subsidiaries.

Each prospectus supplement will describe the following terms of the offered debt securities:

•	the title of the series;

•	any limit on the aggregate principal amount;

•	the principal payment dates;

•

the interest rates, if any, which rate may be zero if the debt securities are issued at a discount from the principal amount payable at maturity, or the method by which the interest rates will be determined, including, if applicable, any remarketing option or similar method;

•	the date or dates from which interest, if any, will accrue or the method by which the date or dates will be determined;

•	the interest payment dates and regular record dates;

•

the place or places where the principal of, any premium or interest on any debt securities will be payable, where any of debt securities may be surrendered for registration of transfer or exchange, and where any debt securities may be surrendered for conversion or exchange;

•

whether any of the debt securities are to be redeemable at our option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which they may be redeemed, in whole or in part;

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whether we will be obligated to redeem or purchase any of the debt securities pursuant to any sinking fund or analogous provision or at the holder’s option, and, if so, the dates or prices and the other terms on which the debt securities must be redeemed or purchased pursuant to this obligation and any provisions for the remarketing of the debt securities so redeemed or purchased;

•	if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which any debt securities will be issuable;

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whether the debt securities will be convertible into our common or preferred stock or other securities and/or exchangeable for other securities, whether or not issued by us and, if so, the terms and conditions upon which the debt securities will be convertible or exchangeable;

•	if other than United States dollars, the currency of payment in which the principal of, any premium or interest on the debt securities will be paid;

•

if other than the principal amount, the portion of the principal amount, or the method by which the portion will be determined, of the debt securities that will be payable upon declaration of acceleration of the maturity of the debt securities;

•

whether the principal of, any premium or interest on the debt securities will be payable, at our or the holder’s election, in a currency other than that in which the debt securities are stated to be payable, and the dates and the other terms upon which this election may be made;

•	any index, formula or other method used to determine the amount of principal of, any premium or interest on the debt securities;

•	whether the debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	whether the debt securities are senior or subordinated and, if subordinated, the applicable subordination provisions;

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in the case of subordinated debt securities, the relative degree, if any, to which the subordinated debt securities will be senior to or be subordinated to other series of subordinated debt securities or other indebtedness of ours in right of payment, whether the other series of subordinated debt securities or other indebtedness is outstanding or not;

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any deletions from, modifications of or additions to the events of default or covenants of Customers Bancorp, and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to the debt securities due and payable;

•	whether the provisions described below under “—Discharge, Defeasance and Covenant Defeasance” will be applicable to the debt securities;

•	whether any of the debt securities are to be issued upon the exercise of warrants and the time, manner and place for the debt securities to be authenticated and delivered; and

•	any other terms of the debt securities and any other deletions from or modifications or additions to the applicable indenture.

Unless otherwise set forth in the applicable prospectus supplement, we will only issue the debt securities in fully registered form without coupons.

Unless otherwise set forth in the applicable prospectus supplement, principal of, premium and interest on the debt securities will initially be payable at the corporate trust office of the trustee.

Interest on debt securities may be paid by check mailed to the persons entitled to the payments at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States and will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to the interest payment date.

Unless otherwise set forth in the applicable prospectus supplement, the trustee will act as the paying agent. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Unless otherwise set forth in the applicable prospectus supplement, holders may present the debt securities for transfer, duly endorsed or accompanied by a written instrument of transfer if so required by us or the security registrar, or exchange for other debt securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, in each case at the office or agency maintained by us for this purpose, which will initially be the corporate trust office of the trustee. Any transfer or exchange will be made without service charge, although we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. We are not required to issue, register the transfer of, or exchange debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities and ending at the close of business on the day of mailing or register the transfer of or exchange any debt security selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

The debt securities may be issued as original issue discount securities, which means that they will bear no interest or bear interest at a rate which, at the time of issuance, is below market rates. Debt securities issued as original issue discount securities will be sold at a substantial discount below their principal amount. U.S. federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

If the purchase price, or the principal of, or any premium or interest on, any debt securities is payable in, or if any debt securities are denominated in, one or more foreign currencies or currency units, the restrictions, elections, U.S. federal income tax considerations, specific terms and other information will be set forth in the applicable prospectus supplement.

Conversion and Exchange

The terms, if any, on which debt securities are convertible into or exchangeable for, either mandatorily or at our or the holder’s option, property or cash, common stock, preferred stock or other securities, whether or not issued by us, or a combination of any of these, will be set forth in the applicable prospectus supplement.

Global Securities

The debt securities may be issued, in whole or in part, in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement and registered in the name of the depositary or its nominee. Interests in any global debt security will be shown on, and transfers of the debt securities will be effected only through, records maintained by the depositary and its participants. The specific terms of the depositary arrangement will be described in the applicable prospectus supplement.

Events of Default, Waiver

An “Event of Default” with respect to a series of debt securities is defined in the indentures as:

•	default for 90 days in the payment of interest on any debt securities of that series;

•	default in payment of principal, interest, or other amounts payable on any debt securities of that series when due, at maturity, upon redemption, by declaration of acceleration, or otherwise;

•	default in the deposit of any sinking fund payment, when due by the terms of a series of debt securities;

•	failure by us for 90 days after notice to perform any other covenants or warranties contained in the Indenture applicable to that series;

•	certain events of bankruptcy or reorganization of Customers Bancorp; and

•	any other event of default provided in the applicable supplemental indentures or form of security.

In the case of original issue discount securities, only a specified portion of the principal amount may be accelerated.

Subject to certain conditions such declarations may be annulled and past defaults, except for uncured payment defaults on the debt securities, may be waived by the holders of a majority in principal amount of the outstanding debt securities of the series affected. An Event of Default with respect to one series of debt securities does not necessarily constitute an Event of Default with respect to any other series of debt securities. The indenture provides that the trustee may withhold notice to the holders of the debt securities of any default if the trustee considers it in the interest of the holders of the debt securities to do so. The trustee may not withhold notice of a default in the payment of principal of, interest on or any other amounts due under, such debt securities.

The indenture provides that the holders of a majority in aggregate principal amount of outstanding debt securities of any series may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee. The trustee may decline to act if the direction is contrary to law and in certain other circumstances set forth in the applicable indenture. The trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of the holders of debt securities unless the holders offer the trustee reasonable indemnity against expenses and liabilities.

No holder of any debt security of any series has the right to institute any action for remedy unless such holder has previously given to the trustee written notice of default, the trustee has failed to take action for 60 days after the holders of not less than a majority in principal amount of the debt securities of such series make written request upon the trustee to institute such action and the holders offer the trustee reasonable indemnity against expenses and liabilities.

The indenture requires us to file annually with the trustee a written statement of no default, or specifying any default that exists.

Whenever the indenture provides for an action by, or the determination of any of the rights of, or any distribution to, holders of debt securities, in the absence of any provision to the contrary in the form of debt security, any amount in respect of any debt security denominated in a currency or currency unit other than U.S. dollars may be treated for any such action or distribution as the amount of U.S. dollars that could reasonably be exchanged for such non-U.S. dollar amount. This amount will be calculated as of a date that we specify to the trustee or, if we fail to specify a date, on a date that the trustee may determine.

Discharge, Defeasance and Covenant Defeasance

Discharge of Indenture. An indenture will cease to be of further effect with respect to debt securities of any series issued thereunder, except as to rights of registration of transfer and exchange, substitution of mutilated or defaced debt securities, rights of holders to receive principal, interest or other amounts payable under the debt securities, rights and immunities of the trustee and rights of holders with respect to property deposited pursuant to the following provisions and certain obligations of, and payments to, the trustee, if at any time:

•	we have paid the principal, interest or other amounts payable under the debt securities of such series;

•	we have delivered to the trustee for cancellation all debt securities of such series; or

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the debt securities of such series not delivered to the trustee for cancellation have become due and payable, or will become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee, and we have irrevocably deposited with the trustee funds in an amount in cash or U.S. government obligations sufficient to pay all amounts due with respect to such debt securities on or after the date of such deposit, including at maturity or upon redemption of all such debt securities, including principal, interest and other amounts.

The trustee, on our demand upon issuance of a Company order and at our cost and expense, will execute proper instruments acknowledging such satisfaction of and discharging the Indenture with respect to such series.

Defeasance of a Series of Debt Securities at Any Time. We also may discharge all of our obligations, other than as to rights of registration of transfer and exchange, substitution of mutilated or defaced debt securities, rights of holders to receive principal, interest or other amounts payable under the debt securities, rights and immunities of the trustee and rights of holders with respect to property deposited pursuant to the following provisions, under any series of debt securities at any time, which is referred to as “defeasance.”

Customers Bancorp may be released with respect to any outstanding series of debt securities from the obligations to comply with certain restrictive covenants under the applicable indenture identified in the applicable prospectus supplement, and any omission to comply with such obligations will not constitute an event of default. Discharge under these procedures is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if, among other things:

•

we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of, interest on, other amounts due under, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased;

•	no event of default with respect to such series of debt securities has occurred and is continuing which permits acceleration;

•	we deliver to the trustee an Officer’s Certificate and an Opinion of Counsel to the effect that:

•	the beneficial owners of the series of debt securities being defeased will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance;

•

the defeasance or covenant defeasance will not otherwise alter those beneficial owners’ U.S. federal income tax treatment of principal or interest payments or other amounts due under the series of debt securities being defeased;

•

in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in U.S. federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law;

•

we deliver an Officers’ Certificate to the trustee stating that the deposit was not made by us with the intent of preferring the holders of the series of debt securities over any other of our creditors or with the intent of defeating, hindering, delaying or defrauding any other of our creditors;

•

our deposit will not result in the trust arising from the deposit constituting an investment company (as defined in the Investment Company Act of 1940, as amended), or the trust shall be qualified under such Act or exempt from regulation thereunder; and

•

we deliver an Officers’ Certificate and Opinion of Counsel to the trustee, each stating that all conditions precedent provided for relating to the defeasance contemplated by this Section have been complied with.

Modification of the Indenture; Waiver of Compliance

The indenture contains provisions permitting Customers Bancorp and the trustee to modify the indenture or the rights of the holders of debt securities with the consent of the holders of not less than a majority in aggregate principal amount of each outstanding series of debt securities affected by the modification. Each holder of an affected debt security must consent to a modification that would:

•	change the stated maturity date of the principal of, or of any installment of principal of or interest on, any debt security;

•	reduce the principal amount of, interest on, or any other amounts due under any debt security;

•	reduce the amount of, or postpone the date fixed for, the payment of any sinking fund payment;

•	change the currency or currency unit of payment of any debt security;

•	reduce the portion of the principal amount of an original issue discount security payable upon acceleration of the maturity thereof;

•	reduce any amount payable upon redemption of any debt security;

•	impair the right of a holder to institute suit for the payment of or, if the debt securities provide, any right of repayment at the option of the holder of a debt security;

•	reduce the percentage of debt securities of any series, the consent of the holders of which is required for any waiver or modification; or

•	with respect to the subordinated indenture only, modify the provisions with respect to the subordination of the subordinated debt securities in a manner adverse to the holders.

The indenture also permits Customers Bancorp and the trustee to amend the indenture in certain circumstances without the consent of the holders of debt securities to evidence our merger, the replacement of the trustee, to effect changes that do not affect any outstanding series of debt security and for certain other purposes.

Consolidations, Mergers and Sales of Assets

Customers Bancorp may not merge or consolidate with any other corporation or sell or convey all or substantially all of our assets to any other corporation, unless:

•

we are the continuing corporation or the successor corporation is a corporation that expressly assumes the payment of the principal of, any interest on, or any other amounts due under the debt securities and the performance and observance of all the covenants and conditions of the indenture binding upon us;

•	we or the successor corporation shall not, immediately after the merger or consolidation, sale or conveyance, be in default in the performance of any covenant or condition; and

•

we or the successor corporation delivers an Officers’ Certificate to the trustee representing that the consolidation, merger, sale, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, the supplemental indenture, comply with the applicable requirements of the indenture.

There are no covenants or other provisions in the indentures that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of Customers Bancorp or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of Customers Bancorp or a sale or conveyance or lease of all or substantially all of our assets. However, we may provide specific protections, such as a put right or increased interest, for particular debt securities, that we would describe in the applicable prospectus supplement.

DESCRIPTION OF VOTING COMMON STOCK AND CLASS B NON-VOTING COMMON STOCK

The following description of our Voting Common Stock and Class B Non-Voting Common Stock is a summary. This summary is not complete and is subject to the complete text of our articles of incorporation, as amended, and bylaws, copies of which are incorporated by reference in this prospectus. We encourage you to read those documents carefully.

General

We are authorized to issue up to an aggregate amount of 300,000,000 shares of stock, which is divided into three equal classes: (i) 100,000,000 shares of Voting Common Stock, par value $1.00 per share, (ii) 100,000,000 shares of Class B Non-Voting Common Stock, par value $1.00 per share and (iii) 100,000,000 shares of preferred stock. Our board of directors has the authority to establish and divide the authorized and unissued shares of Voting Common Stock and of Class B Non-Voting Common Stock into series or classes and to fix and determine, to the extent not already determined in our articles of incorporation, the designations, preferences, and other special rights, including conversion rights, and the qualifications, limitations, or restrictions on those rights attributable to the shares in a series or class. As of March 31, 2013, there are 13,791,016 shares of Voting Common Stock and 4,691,897 shares of Class B Non-Voting Common Stock issued and outstanding.

Our board of directors, in its sole discretion, has authority to sell any treasury stock and/or unissued securities, options, warrants, or other rights to purchase any of our securities, upon such terms as it deems advisable. Our board of directors could issue preferred stock, or additional shares of Voting Common Stock or Class B Non-Voting Common Stock, with terms different from those of our existing common stock, at any time.

Voting Rights

The holders of shares of Voting Common Stock have the right to elect our board of directors and to act on such other matters as are required to be presented to them. Each holder of Voting Common Stock is entitled to one vote per share. The holders of Voting Common Stock do not have the right to vote their shares cumulatively in the election of directors. This means that, for each director position to be elected, a shareholder may only cast a number of votes equal to the number of shares held by the shareholder.

Any action that would significantly and adversely affect the rights of the Class B Non-Voting Common Stock with respect to the modification of the terms of those securities or dissolution requires the approval of the holders of Class B Non-Voting Common Stock voting separately as a class. Otherwise, the holders of the Class B Non-Voting Common Stock have no voting power and do not have the right to participate in or have notice of any meeting of shareholders.

Because our articles of incorporation permit the board of directors to set the voting rights of preferred stock, it is possible that holders of one or more series of preferred stock issued in the future could have voting rights of any sort, which could limit the effect of the voting rights of holders of Voting Common Stock.

Dividend Rights

The holders of Voting Common Stock and Class B Non-Voting Common Stock are entitled to receive an equal amount of dividends per share if, as and when declared from time to time by our board of directors. In no event shall any stock dividends or stock splits or combinations of stock be declared or made on Voting Common Stock or Class B Non-Voting Common Stock unless the shares of Voting Common Stock and Class B Non-Voting Common Stock at the time outstanding are treated equally and identically, provided that, in the event of a dividend of common stock, shares of Class B Non-Voting Common Stock shall only be entitled to receive shares of Class B Non-Voting Common Stock and shares of Voting Common Stock shall only be entitled to receive shares of Voting Common Stock.

Because our articles of incorporation permit our board of directors to set the dividend rights of preferred shares, it is possible that holders of one or more series of preferred shares issued in the future could have dividend rights that differ from those of the holders of Voting Common Stock or Class B Non-Voting Common Stock, or could have no right to the payment of dividends. If the holders of a class or series of preferred stock is given dividend rights, the right of holders of preferred shares to receive dividends could have priority over the right of holders of Voting Common Stock or Class B Non-Voting Common Stock to receive dividends.

Authority Under Pennsylvania Business Corporation Law. Our board of directors has the authority to declare dividends on its common and preferred stock, subject to statutory and regulatory requirements. Pennsylvania law permits a business corporation such as us to pay dividends if, after giving effect to the dividend, it is able to pay its debts as they come due in the usual course of business, and its assets exceed its liabilities plus any amount that would be needed, if the corporation were to be dissolved at the time of the dividend, to satisfy any preferential rights upon dissolution of shareholders whose preferential rights rank higher than the rights of the shareholders receiving the dividend. However, our ability to pay dividends will be restricted by banking laws and Customers Bank’s ability to pay dividends to Customers Bancorp.

Federal Bank Holding Company Act Policies Applicable to Cash Dividends. The Federal Reserve Board, which is the federal banking regulator, considers adequate capital to be critical to the health of individual banking organizations and to the safety and stability of the banking system. A major determinant of a bank’s or bank holding company’s capital adequacy is the strength of its earnings and the extent to which its earnings are retained and added to capital or paid out to shareholders in the form of cash dividends.

The Federal Reserve Board believes that a bank or bank holding company generally should not maintain its existing rate of cash dividends on Voting Common Stock unless (1) the organization’s net income available to common shareholders over the past year has been sufficient to fully fund the dividends and (2) the prospective rate of earnings retention appears consistent with the organization’s capital needs, asset quality, and overall financial condition. The Federal Reserve may strongly encourage, or require, a banking organization whose cash dividends are inconsistent with either of these criteria to cut or eliminate its dividends.

The Federal Reserve Board also believes it is inappropriate for a banking organization that is experiencing serious financial problems or that has inadequate capital to borrow in order to pay dividends since this can result in increased leverage at the very time the organization needs to reduce its debt or increase its capital. Similarly, the payment of dividends based solely or largely upon gains resulting from unusual or nonrecurring events, such as the sale of the organization’s building or the disposition of other assets, may not be prudent or warranted, especially if the funds derived from such transactions could be better employed to strengthen the organization’s financial resources. Furthermore, a fundamental principle underlying the Federal Reserve’s supervision and regulation of bank holding companies is that bank holding companies should serve as a source of managerial and financial strength to their subsidiary banks. The Federal Reserve believes, therefore, that a bank holding company should not maintain a level of cash dividends to its shareholders that places undue pressure on the capital of bank subsidiaries, or that can be funded only through additional borrowings or other arrangements that may undermine the bank holding company’s ability to serve as a source of strength. Thus, for example, if a major subsidiary bank is unable to pay dividends to its parent company—as a consequence of statutory limitations, intervention by the primary supervisor, or noncompliance with regulatory capital requirements—the Federal Reserve may encourage or require a bank holding company to reduce or eliminate its dividends in order to conserve its capital base and provide capital assistance to the subsidiary bank.

The Federal Reserve Board has further stated that a bank holding company should pay cash dividends only out of income over the past year and only if prospective earnings retention is consistent with the organization’s expected future needs and financial condition, and only if, after paying the dividend, the bank holding company is not in danger of falling below its required regulatory capital adequacy ratios. It has also indicated that a “small bank holding company,” such as Customers Bancorp, is not expected to pay corporate dividends until such time as its debt to equity ratio (determined separately and not on a consolidated basis with its bank subsidiary) is 1:1 or less and its bank subsidiaries are otherwise well-managed, well-capitalized and not under any supervisory order.

Pennsylvania Banking Code Requirements Applicable to Cash Dividends. Because Customers Bank is currently and for the foreseeable future, the primary source of cash for payment of dividends by Customers Bancorp, requirements of the Pennsylvania Banking Code setting conditions on payments of dividends by banks will constrain Customers Bank’s ability to provide funds to us to pay dividends to our shareholders. The Pennsylvania Banking Code permits a bank to pay cash dividends only out of accumulated net earnings. Furthermore, if any transfer of net earnings to surplus is required by the Pennsylvania Banking Code to cause our surplus to meet minimum statutory requirements at the time the dividend is to be declared or paid, the transfer must be made prior to the declaration of the dividend, and our surplus cannot be reduced by the payment of the dividend.

For the foregoing reasons, and because a decision by our board of directors to declare and pay cash dividends will depend upon the future financial performance and condition of Customers Bank and Customers Bancorp, no assurances can be given that any dividends will in fact be paid on any class of stock, or that, if dividends are paid, they will not be reduced or discontinued in the future.

Dividend Policy. We have followed and presently intend to continue following a policy of retaining earnings, if any, to increase our net worth and reserves. As discussed above, we have not historically declared or paid dividends on our Voting Common Stock, and we do not expect to do so in the near future. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including our earnings and financial condition, liquidity and capital requirements, the general economic and regulatory climate, our ability to service any equity or debt obligations senior to our Voting Common Stock, and other factors deemed relevant by our board of directors.

Redemption, Preemptive Rights and Repurchase Provisions

Our Voting Common Stock and Class B Non-Voting Common Stock have no preemptive rights or redemption or repurchase provisions. The shares are non-assessable and require no sinking fund. Voting Common Stock repurchases are subject to Federal Reserve Board regulations and policy, which generally require that no more than ten percent of the outstanding shares of a bank holding company’s Voting Common Stock may be repurchased in any 12-month period unless the bank holding company is deemed “well-managed” and “well-capitalized” under applicable regulations. Repurchases of our stock will also be constrained by federal and state bank regulatory capital requirements. Repurchases of stock by bank holding companies may also be subject to prior notice to and approval by the Federal Reserve Board in some cases.

Liquidation Rights

In the event of the liquidation, dissolution or winding up of Customers Bancorp, the holders of Voting Common Stock and Class B Non-Voting Common Stock will be entitled to share ratably in all of our assets remaining after payment of all liabilities, subject, however, to any preferential liquidation rights of holders of any preferred stock outstanding at that time. If our only asset is our ownership of Customers Bank, it is likely that, if Customers Bank is then in liquidation or receivership, our shareholders will not receive anything on account of their shares.

Potential Anti-Takeover Effect of Governing Documents and Applicable Law

Provisions of Governing Documents. Our articles of incorporation and bylaws contain certain provisions that may have the effect of deterring or discouraging, among other things, a non-negotiated tender or exchange offer for our Voting Common Stock, a proxy contest for control of the Company, the assumption of control of the Company by a holder of a large block of Voting Common Stock or the removal of our board of directors. These provisions:

•	Empower our board of directors, without shareholder approval, to issue preferred stock, the terms of which, including voting power, are set by our board of directors;

•	Divide our board of directors into three classes serving staggered three-year terms;

•	Restrict the ability of shareholders to remove directors;

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Require that shares with at least 80% of total voting power approve mergers and other similar transactions with a person or entity holding stock with more than 5% of our voting power, if a reorganization is not approved, in advance, by two-thirds of the members of our board of directors;

•	Prohibit action by the shareholders without a shareholder meeting;

•	Require that shares representing at least 80% of total voting power approve the repeal or amendment of certain provisions of our articles of incorporation;

•

Require any person who acquires our stock with voting power of 25% or more to offer to purchase for cash all remaining shares of our voting stock at the highest price paid by such person for shares of our voting stock during the preceding year;

•	Eliminate cumulative voting in elections of directors;

•	Require that shares representing at least two-thirds of the total voting power approve any amendment to or repeal of our bylaws;

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Require that our board of directors give due consideration to the effect of a proposed transaction on the depositors, employees, suppliers, customers and other of our and our subsidiaries’ constituents and on the communities in which we and they operate or are located, and to the business reputation of the other party and our value in a freely negotiated sale and of our future prospects as an independent entity;

•	Require advance notice of nominations for the election of directors and the presentation of shareholder proposals at meetings of shareholders; and

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Provide that officers, directors, employees, agents and persons who own 5% or more of the voting securities of any other corporation or other entity that owns 66 2/3% or more of our outstanding voting stock cannot constitute a majority of the members of our board of directors.

Provisions of Applicable Law. The Pennsylvania Business Corporation Law also contains certain provisions applicable to Customers Bancorp that may have the effect of impeding a change in control of Customers Bancorp. These provisions, among other things, prohibit (under Subchapter 25F) for five years, subject to certain exceptions, a “business combination,” which includes a merger or consolidation of the Company or a sale, lease or exchange of assets with a shareholder or group of shareholders beneficially owning 20% or more of the Company’s voting power in an election of directors.

In 1990, Pennsylvania adopted legislation amending the Pennsylvania Business Corporation Law. The 1990 amendments acted to:

•	Expand the factors and groups (including shareholders) which a corporation’s board of directors can consider in determining whether a certain action is in the best interests of the corporation;

•	Provide that a corporation’s board of directors need not consider the interests of any particular group as dominant or controlling;

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Provide that a corporation’s directors, in order to satisfy the presumption that they have acted in the best interests of the corporation, need not satisfy any greater obligation or higher burden of proof for actions relating to an acquisition or potential acquisition of control;

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Provide that actions relating to acquisitions of control that are approved by a majority of “disinterested directors” are presumed to satisfy the directors’ standard of care, unless it is proven by clear and convincing evidence that the directors did not assent to such action in good faith after reasonable investigation; and

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Provide that the fiduciary duty of a corporation’s directors is solely to the corporation and may be enforced by the corporation or by a shareholder in a derivative action, but not by a shareholder directly.

The 1990 amendments provided that the fiduciary duties of directors do not require directors to:

•	Redeem any rights under, or to modify or render inapplicable, any shareholder rights plan;

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Render inapplicable, or make determinations under, provisions of the Pennsylvania Business Corporation Law, relating to control transactions, business combinations, control-share acquisitions or disgorgement by certain controlling shareholders following attempts to acquire control; or

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Take action as the board of directors, a committee of the board or an individual director solely because of the effect such action might have on an acquisition or potential or proposed acquisition of control of Customers Bancorp or the consideration that might be offered or paid to shareholders in such an acquisition.

One of the effects of the 1990 amendments may be to make it more difficult for a shareholder to successfully challenge the actions of our board of directors in a potential change in control context. Pennsylvania case law appears to provide that the fiduciary duty standard under the 1990 amendments grants directors the statutory authority to reject or refuse to consider any potential or proposed acquisition of the Company.

Pursuant to provisions of our articles of incorporation, and in accordance with Pennsylvania law, we have opted out of coverage by the “disgorgement,” “control transactions,” “control-share acquisitions,” “severance compensation,” and “labor contracts” statutes included in the 1990 amendments. As a result of our opting-out from coverage by these statutes, none of the “disgorgement,” “control transactions,” “control-share acquisitions,” “severance compensation,” nor “labor contracts” statutes would apply to a non-negotiated attempt to acquire control of us, although such an attempt would still be subject to the special provisions of our governing documents.

The overall effect of these provisions may be to deter a future offer or other merger or acquisition proposal that a majority of the shareholders might view to be in their best interests as the offer might include a substantial premium over the market price of our Voting Common Stock at that time. In addition, these provisions may have the effect of assisting our management and board of directors in retaining their positions and placing them in a better position to resist changes that the shareholders may want to make if dissatisfied with the conduct of our business.

DESCRIPTION OF PREFERRED STOCK

The following description summarizes the general provisions of the preferred stock we may offer under this prospectus. Any applicable prospectus supplement relating to a specific offer of preferred stock will provide additional information regarding the terms of the preferred stock. You should read any prospectus supplement related to the specific series of preferred stock being offered, as well as the more detailed provisions of our articles of incorporation and the applicable certificate of designations relating to such series of preferred stock that proved the terms of the preferred stock. The applicable certificate of designations will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the certificate of designations and preferences relating to the shares of preferred stock to be issued under this prospectus.

General

Our articles of incorporation provides that Customers’ board of directors may issue, without action by shareholders, a maximum of 100,000,000 shares of preferred stock, having no par value or such par value as the board of directors may set, in one or more series and with such terms and conditions, at such times and for such consideration, as the board of directors may determine. Our board of directors has the authority to establish and divide the authorized and unissued shares of preferred stock into series or classes or both and to determine whether or not shares in any series or class of preferred stock have par value and, if so, the par value, whether or not the shares in a series or class have voting rights and if so whether those voting rights are full, limited, multiple or fractional, and for each series or class of preferred stock, the designations, preferences, and other special rights, if any, including dividend rights, conversion rights, redemption rights and liquidation preferences, if any, and the qualifications, limitations, or restriction on those rights, and the number of shares of each series or class. There are no shares of preferred stock currently outstanding.

Our board of directors previously created two series of preferred stock, Fixed Rate Perpetual Preferred Stock, Series A, or Series A Preferred, and Fixed Rate Cumulative Perpetual Preferred Stock, Series B, or Series B Preferred. All of the shares designated as Series A Preferred and all of the shares designated as Series B Preferred in their respective Certificates of Designations were issued on September 17, 2011 and all of these shares of Series A Preferred and Series B Preferred were subsequently repurchased by us on December 28, 2011 and are no longer outstanding. The shares of Series A Preferred and Series B Preferred have been canceled, and the authorized number of shares of each series have reverted to authorized but unissued shares of preferred stock and may be issued as part of any series of preferred stock hereafter designated by the board of directors. No shares of preferred stock are outstanding as of the date of this prospectus. Our board of directors may determine the following:

•	the voting powers, if any, of the holders of our preferred stock of such series in addition to any voting rights affirmatively required by law;

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the rights of shareholders in respect of dividends, including, without limitation, the rate or rates per annum and the time or times at which (or the formula or other method pursuant to which such rate or rates and such time or times may be determined) and conditions upon which the holders of stock of such series will be entitled to receive dividends and other distributions, and whether any such dividends will be cumulative or noncumulative and, if cumulative, the terms upon which such dividends will be cumulative;

•

whether the stock of each such series shall be redeemable by us at our option or the holder of the stock, and, if redeemable, the terms and conditions upon which the stock of such series may be redeemed;

•	the amount payable and the rights or preferences to which the holders of the stock of such series will be entitled upon any voluntary or involuntary liquidation, dissolution or winding-up;

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the terms, if any, upon which shares of stock of such series will be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

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any other designations, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, so far as they are not inconsistent with the provisions of our articles of incorporation and to the full extent now or hereafter permitted under Pennsylvania law.

You should read the applicable prospectus supplement relating to the particular series of preferred stock being offered for specific terms, including:

•	the title, stated value and liquidation preferences of the preferred stock and the number of shares we are offering;

•	the initial public offering price at which the shares of our preferred stock will be issued;

•

the dividend rate(s) (or method of calculation), the dividend periods, the dates on which dividends shall be payable and whether these dividends will be cumulative or noncumulative and, if cumulative, the dates at which the dividends shall begin to cumulate;

•	the redemption or sinking fund provisions, if any; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

When we issue shares of preferred stock, the shares will be fully paid and nonassessable, which means the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares issued from time to time. Unless the applicable prospectus supplement indicates otherwise, each series of the preferred stock will rank equally with any outstanding shares of our preferred stock and each other series of the preferred stock. Unless the applicable prospectus supplement states otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which are issued by us, meaning, the holders of shares of preferred stock will have no right to buy any portion of the issued securities.

In addition, unless the applicable prospectus supplement indicates otherwise, we will have the right to “reopen” a previous issue of a series of preferred stock by issuing additional preferred stock of such series.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Dividends

The holders of the preferred stock of each series will be entitled to receive cash dividends out of funds legally available, when, as and if, declared by our board of directors or a duly authorized committee of the board, at the rates and on the dates stated in the applicable prospectus supplement. These rates may be fixed, or variable, or both. If the dividend rate is variable, the applicable prospectus supplement will describe the formula used to determine the dividend rate for each dividend period. We will pay dividends to the holders of record as they appear on our stock books on the record dates determined by our board of directors or authorized committee.

Our board of directors will not declare and pay a dividend on any of our stock ranking as to dividends, equal with or junior to the preferred stock unless full dividends on the preferred stock have been declared and paid (or declared and sufficient money was set aside for payment).

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the statement with respect to shares establishing such series; or

•	as required by applicable law.

Under Federal Reserve Board regulations, if the holders of any series of preferred stock become entitled to vote for the election of directors, that series may then be considered a class of voting securities. A holder of 25% or more of a series may then be subject to regulation as a savings and loan holding company under the Home Owners Loan Act or a bank holding company under the Bank Holding Company Act, depending on the nature of the holder. In addition, at the time that the series are deemed a class of voting securities, any bank holding company or savings and loan holding company may be required to obtain the prior approval of the Federal Reserve Board in order to acquire more than 5% of that series, and any person other than a savings and loan or a bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire 10% or more of that series.

Redemption

A series of the preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption under a sinking fund or otherwise as described in the applicable prospectus supplement. The preferred stock that we redeem will be restored to the status of authorized but unissued shares of preferred stock which we may issue in the future.

If a series of preferred stock is subject to mandatory redemption, the applicable prospectus supplement will specify the number of shares that we will redeem in each year and the redemption price per share together with an amount equal to all accrued and unpaid dividends on those shares to the redemption date. The applicable prospectus supplement will state whether the redemption price can be paid in cash or other property. If the redemption price is to be paid only from the net proceeds of issuing our capital stock, the terms of the series of preferred stock may provide that, if the capital stock has not been issued or if the net proceeds are not sufficient to pay the full redemption price then due, the shares relating to series of the preferred stock shall automatically and mandatorily be converted into shares of our capital stock under the conversion provisions of the applicable prospectus supplement.

If fewer than all of the outstanding shares of any series of the preferred stock are to be redeemed, the redemption will be made in a manner that our board of directors decides is equitable.

Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Conversion and Exchange

If any series of offered preferred stock is convertible into or exchangeable for any other class or series of our capital stock, the applicable prospectus supplement relating to that series will describe the terms and conditions governing the conversions and exchanges.

Rights at Liquidation

If we voluntarily or involuntarily liquidate, dissolve or wind up our business, the holders of shares of each series of preferred stock and any other securities that have rights equal to that series of preferred stock under these circumstances, will be entitled to receive out of our assets that are available for distribution to shareholders:

•	liquidation distributions in the amount stated in the applicable prospectus supplement; and

•	all accrued and unpaid dividends (whether or not earned or declared), before any distribution to holders of common stock or of any securities ranking junior to the series of preferred stock.

Neither the sale of all or any part of our property and business, nor our merger into or consolidation with any other corporation, nor the merger or consolidation of any other corporation with or into us, will be deemed to be a dissolution, liquidation or winding up.

If our assets are insufficient to pay all amounts to which holders of preferred stock are entitled, we will make no distribution on the preferred stock or on any other securities ranking equal to the preferred stock unless we make a pro rata distribution to those holders. After we pay the full amount of the liquidation distribution to which the holders are entitled, the holders will have no right or claim to any of our remaining assets.

DESCRIPTION OF DEPOSITARY SHARES

The following description summarizes the general provisions of the depositary agreement and the depositary shares or depositary receipts we may offer under this prospectus, and any applicable prospectus supplement relating to a specific offer of depositary shares or depositary receipts will provide additional information regarding the terms of the depositary shares or depositary receipts. You should read any prospectus supplement related to the specific depositary shares or depositary receipts being offered, as well as the complete depositary agreement and form of depositary receipt that provide the terms of the depositary shares or depositary receipts. Specific depositary agreements and depositary receipts will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of depositary agreement and depositary receipt relating to the depositary shares or depositary receipts to be issued under this prospectus.

General

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between Customers and a bank or trust company we select having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary may decide.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by such depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary. Holders of depositary shares making such withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the related prospectus supplement for such series of preferred stock. However, holders of such whole shares of preferred stock will not be entitled to deposit such preferred stock under the deposit agreement or to receive depositary receipts for such preferred stock after such withdrawal. If the depositary shares surrendered by the holder in connection with such withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by such holder’s depositary shares. The preferred stock depositary will try to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

Customers will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will vote all shares of any series of preferred stock held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing such series of preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between Customers and the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the affected depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the deposit agreement, that has been amended thereby. The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed;

•	each share of preferred stock has been converted into or exchanged for common stock; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Customers.

The deposit agreement may be terminated by us at any time, and the preferred stock depositary will give notice of such termination to the record holders of all outstanding depositary receipts not less than 30 days prior to the termination date. In such event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of such depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by such depositary shares.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

No fees, charges and expenses of the preferred stock depositary or any agent of the preferred stock depositary or of any registrar shall be payable by any person other than Customers, except for any taxes and other governmental charges and except as provided in the deposit agreement. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable hereunder at the election of a holder of a depositary receipt or other person, such holder or other person will be liable for such fees, charges and expenses.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to Customers notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. Such successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred stock depositary will forward all reports and communications from Customers that are delivered to the preferred stock depositary and that we are required to furnish to the holders of the deposited preferred stock.

Neither the preferred stock depositary nor Customers will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of Customers and the preferred stock depositary under the deposit agreement will be limited to performance with honest intentions of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF PURCHASE CONTRACTS

The following description summarizes the general provisions of the purchase contracts we may issue under this prospectus. Any applicable prospectus supplement relating to a specific issuance of purchase contracts will provide additional information regarding the terms of the purchase contracts. You should read any prospectus supplement related to the specific purchase contracts being issued, as well as the complete purchase contracts that contain the terms of the purchase contracts. Specific purchase contracts will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each purchase contract to be issued under this prospectus.

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, common stock, preferred stock or depositary shares and the unit may also include debt obligations of third parties, including U.S. Treasury Securities. The price of our debt securities or price per share of common stock, preferred stock or depositary shares, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•

whether the purchase contracts obligate the holder to purchase or sell, or both, our debt securities, common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	United States federal income tax considerations relevant to the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered global form.

DESCRIPTION OF WARRANTS

The following description summarizes the general provisions of the warrants we may offer under this prospectus. Any applicable prospectus supplement relating to a specific offer of warrants will provide additional information regarding the terms of the warrants. You should read any prospectus supplement related to the specific warrants being offered, as well as the complete warrant agreement and warrant certificate that contain the terms of the warrants. Specific warrant agreements and warrant certificates will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each warrant agreement and warrant certificate relating to the warrants to be issued under this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities. Warrants may be issued separately or together with common stock, preferred stock or debt securities offered by any prospectus supplement and may be attached to or separate from such common stock, preferred stock or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust corporation, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The applicable prospectus supplement will describe the terms of the warrants and applicable warrant agreement, including the following, where applicable:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants offered and the aggregate number of warrants outstanding as of the most practicable date;

•	the designation and terms of the debt securities, common stock or preferred stock, if any, purchasable upon exercise of the warrants;

•	the designation and terms of the debt securities, common stock or preferred stock, if any, with which the warrants are issued and the number of warrants issued with each of these securities;

•	the date after which the warrants and any debt securities, common stock or preferred stock, if any, issued with the warrants will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of a warrant and the purchase price;

•	the dates on which the right to exercise the warrants begins and expires;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•

whether the warrants represented by warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form; information with respect to any book-entry procedures;

•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

•	a discussion of certain U.S. federal income tax considerations;

•	any anti-dilution provisions of the warrants;

•	any redemption or call provisions applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of any warrants to purchase common stock or preferred stock, holders of such warrants will not have any rights of holders of the common stock or preferred stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the common stock or preferred stock purchasable upon such exercise or to exercise any applicable right to vote. Prior to the exercise of any warrant to purchase debt securities, holders of such warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture.

Exercise of Warrants

Each warrant will entitle the holder to purchase such shares of common stock or preferred stock or principal amount of debt securities, as the case may be, at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the offered warrants. After the close of business on the expiration date of the warrants (or such later date to which such expiration date may be extended by us), unexercised warrants will become void.

Warrants may be exercised by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the common stock, preferred stock or debt securities, as the case may be, purchasable upon such exercise together with certain information set forth on the warrant certificate. Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt, within five business days, of the warrant certificate evidencing such warrants. Upon receipt of such payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the common stock, preferred stock or debt securities, as the case may be, purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

Amendments and Supplements to Warrant Agreements

The warrant agreements may be amended or supplemented without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants.

DESCRIPTION OF UNITS

The following description summarizes the general provisions of the units that we may offer under this prospectus. Any applicable prospectus supplement relating to a specific issuance of units will provide additional information regarding the terms of the units. You should read any prospectus supplement related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

We may issue units comprised of two or more of the other securities described in this prospectus in any combination and in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of the unit agreement governing the units;

•	U.S. federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities:

•	through underwriters or dealers, whether individually or through an underwriting syndicate led by one or more managing underwriters;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	directly to one or more purchasers;

•	through agents; or

•	in any combination of the above.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices that may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to those prevailing market prices; or

•	at negotiated prices.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. The applicable prospectus supplement will include the names of underwriters, dealers or agents retained and the type and amount of securities underwritten or purchased by them. The applicable prospectus supplement will also include the purchase price of the securities, our proceeds from the sale, any underwriting discounts or commissions and other items constituting underwriters’ compensation, and will identify any securities exchanges on which the securities are to be listed. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the underwriters will acquire the securities for their own account. They may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Generally, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities, so long as stabilizing bids do not exceed a specified maximum.

The underwriters may create a short position in the securities by selling more securities than are set forth on the cover page of the applicable prospectus supplement. A prospectus supplement will be delivered to each purchaser of securities in these “short sales,” and we understand that each such purchaser will be entitled to the same remedies under the Securities Act as if the purchaser purchased securities in this offering in a transaction that is not a short sale. If a short position is created in connection with the offering, the underwriters may engage in syndicate covering transactions by purchasing securities in the open market. The underwriters may also elect to reduce any short position by exercising all or part of the over-allotment option, if any.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transaction or that such transactions, once commenced, will not be discontinued without notice.

Underwriters, dealers, and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We may have agreements with the underwriters, dealers and agents to indemnify them against some civil liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

We may authorize underwriters, dealers and agents to solicit offers by some specified institutions to purchase securities from us at the public offering price stated in the applicable prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions included in the applicable prospectus supplement, and the applicable prospectus supplement will state the commission payable for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters as defined in the Securities Act and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

Unless the applicable prospectus supplement states otherwise, all securities, except for our Voting Common Stock, will be new issues of securities with no established trading market. We may elect to list our Class B Non-Voting Common Stock or any series of preferred stock on an exchange, but we are not obligated to do so. Any underwriters who purchase securities from us for public offering and sale may make a market in those securities, but these underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a trading market for any securities, and, if a trading market for any securities does develop, we cannot assure you that such market will be liquid.

This prospectus may also be used in connection with any issuance of shares of common stock or other securities of ours upon exercise of a warrant if such issuance is not exempt from the registration requirements of the Securities Act.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by us pursuant to this prospectus will be passed upon for us by Stradley Ronon Stevens  & Young, LLP, Philadelphia, Pennsylvania.

EXPERTS

ParenteBeard LLC, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012, as set forth in their report which is incorporated by reference in this prospectus and elsewhere in the registration statement. Management’s report on the effectiveness of internal control over financial reporting and ParenteBeard LLC’s report on Customers Bancorp’s internal control over financial reporting are also incorporated in this prospectus and elsewhere in the Registration Statement by reference to Customer Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2012. Our financial statements as of December 31, 2012 are incorporated by reference in reliance on ParenteBeard LLC’s report, given on their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. These documents may include periodic reports, such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as definitive Proxy Statements. Any documents that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC. Therefore, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

This prospectus incorporates by reference the documents listed below that we previously have filed with the SEC.

•	Our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 18, 2013;

•	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 19, 2013; and

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Our Current Reports on Form 8-K filed with the SEC on each of January 31, 2013(excluding the information furnished under Item 2.02 and the information incorporated by reference therein), February 5, 2013, March 4, 2013, April 10, 2013 (excluding the information furnished under Item 2.02 and the information incorporated by reference therein).

We are also incorporating by reference all other documents that we subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part but prior to the effectiveness of the registration statement and between the date of this prospectus and the termination of the offering.

You may obtain a copy of any or all of the documents incorporated by reference in this prospectus (other than an exhibit to a document unless that exhibit is specifically incorporated by reference into that document) from the SEC on its web site at http://www.sec.gov. You also may obtain these documents from us without charge by visiting our web site at http://www.customersbank.com or by requesting them from Glenn Yeager, Corporate Secretary, Customers Bancorp, 1015 Penn Avenue, Suite 103, Wyomissing, PA 19610; telephone (610) 933-2000.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. Our SEC filings are also available at the SEC’s website at www.sec.gov which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition, we maintain a website that contains information about us at http://www.customersbank.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the SEC.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our Voting Common Stock and Class B Non-Voting Common Stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

5,373,134 Shares

Customers Bancorp, Inc.

Voting Common Stock

PROSPECTUS

May 15, 2013

FBR

Sterne Agee

Boenning & Scattergood, Inc.